SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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JEWETT-CAMERON TRADING COMPANY LTD.

(Exact name of registrant as specified in its charter)

British Columbia	50-31	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	IRS Employer Identification No.

32275 N.W. Hillcrest

North Plains, Oregon 97133

(503) 647-0110

 (Address, including Zip Code, and Telephone Number,

Including Area Code, of Registrant's Principal Executive Offices)

Charles Cleveland

Suite 304

Rock Point Centre

Spokane, Washington 99201

 (509) 326-1029

(Name, Address, including Zip Code, and Telephone Number,

including Area Code, of Agent for Service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of

1933, check the following box. /X/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

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Title of each class of securities to be registered	Amount to be registered	Proposed Maximum offering price per unit	Proposed maximum Aggregate Offering price	Amount of Registration Fee

Common Stock , no par value	500,000	$ 7.00	$ 3,500,000

Total	500,000		$ 3,500,000	$293.15

[1]

Pursuant to Rule 457(g) under the Securities Act of 1933, the registration fee is based on the common stock issuable upon the completion of this offering.

[2]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER AND SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION

Prospectus

, 2003

Jewett-Cameron Trading Company Ltd.

32275 N.W. Hillcrest

North Plains, Oregon 97133

(503) 647-0110

Our common shares are traded on the NASDAQ Small Cap Market under the symbol JCTCF and on the Toronto Stock Exchange under the symbol JCT.

This prospectus relates to the Company’s sale of 500,000 shares of common stock to the public.

We will receive $3,500,000 from the sale of this stock before paying selling commissions and legal expenses of $98,000.  All dollar amounts referred to in this prospectus are in U.S. dollars, unless specified in Canadian.

This prospectus may not be used to make sales of our common stock or warrants unless accompanied by a prospectus supplement.

Investing in our common stock involves a high degree of risk.

See “ Risk Factors” beginning on page 6.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is

,  2003.

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TABLE OF CONTENTS

Summary Information	5
Risk Factors	5
Forward Looking Statements Use of Proceeds	7
Dividend Policy	8
Determination of Offering Price	8
Dilution Capitalization	8 9
Selling Security Holders	10
Plan of Distribution	10
Description of Securities	12
Our Business	14
Legal Proceedings	18
Market Information	19
Selected Financial Data	20
Management’s Discussion and Analysis of Operations	21
Quantitative and Qualitative Disclosures about Market Risk	28
Directors, Executive Officers, Promoters and Control Persons	29
Security Ownership of Certain Beneficial Owners and Management	32
Certain Relationships and Related Transactions	33
Legal Matters	34
Experts	34
Where You Can Find More Information	34
Enforceability of Civil Liabilities under United States Federal Securities Laws and Other Matters	35
Federal Tax Considerations to Non-United States Holders Index to Financial Statements	35 38

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

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SUMMARY INFORMATION

This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in the shares. You should read the entire prospectus carefully before buying shares in this offering.

Our Company

We were incorporated in British Columbia, Canada, on July 8, 1987, as a holding company for Jewett-Cameron Lumber Corporation (“JCLC”).  We acquired all of the shares of JCLC through a stock-for-stock exchange on July 13, 1987, and at that time Jewett-Cameron Lumber Corporation became a wholly owned subsidiary of ours.

Jewett-Cameron Lumber Corporation ("JCLC") was incorporated in the state of Oregon, USA, in September 1953.  During the next 31 years it developed a good reputation as a small lumber wholesaler based in Portland, Oregon.  In September 1984, the original stockholders sold their interest in the corporation to a new group of investors and two of those investors, Donald M. Boone, our President, and Michael Nasser, our Corporate Secretary, are active in our company today.

We acquired Material Supply International ("Material Supply") in early 1986 and it became a wholly owned subsidiary of Jewett-Cameron Lumber Corporation.  MSI-PRO CO. was incorporated in Oregon, USA. We import and distribute   pneumatic air tools and industrial clamps through MSI-PRO CO.

We bought some of the assets of a company called AgriBioTech Inc. two years ago. These assets were a group of buildings; thirteen plus acres of land; and, some miscellaneous equipment. These assets were located at 31345 N.W. Beach Road in Hillsboro, Oregon. We are presently using t his facility for seed and grain processing and storage .. In October 2000 we incorporated a company that we called Jewett-Cameron Seed Company. Jewett-Cameron Seed Company was formed around the assets, which we purchased from AgriBioTech Inc. Today Jewett-Cameron Seed Company is a wholly owned subsidiary of Jewett-Cameron Lumber Corporation and we store, process and sell seed and grain there.

Our wholly owned subsidiary, Greenwood Products, Inc. was incorporated in Oregon, USA in February 2002. We formed this company after Jewett-Cameron Lumber Corporation acquired the business and some of the assets of Greenwood Forest Products, Inc., of Portland, Oregon. The assets acquired consisted of nearly $7,000,000 of inventory (at year end), which was scheduled to be purchased by us in eight installments over a two year period beginning in February 2002 for a price equal to the seller’s cost plus 2%. We also purchased associated furnishings, equipment and supplies for $260,000. We also purchased a license to use all of the intangible assets of Greenwood Products, Inc. for five years and we have an option to purchase these assets for a nominal amount at the end of the term. We paid for this business and the assets by using working capital and notes payable in September 2004.  Greenwood Products, Inc. is continuing the business of Greenwood Forest Products, Inc. We process and distribute industrial wood and other specialty building products, principally to original equipment manufacturers, through Greenwood Products, Inc.

In this prospectus “we,” “us” and “our” refer to Jewett-Cameron Trading Company Ltd and its direct and indirect subsidiaries.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this Prospectus before you decide to invest in our common stock. There is a great deal of risk involved.  Any of the following risks could affect our business, its financial condition, its potential profits or losses and could result in you losing your entire investment if our business became insolvent. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties, including those not presently known to us or that we currently deem immaterial, also may result in decreased revenues, increased expenses or other events which could result in a decline in the price of our common stock.

1.

We may decide to acquire assets or enter into business combinations which could be paid for, either wholly or partially with our common stock and if we decide to do this our current shareholders would experience dilution in their percentage of ownership.

Our bylaws give our Board of Directors the right to enter into any contract without the approval by our shareholders. Therefore, our Management could decide to make an investment (buy shares, loan money, etc.) without shareholder approval.   If we acquire an asset or enter into a business combination, this c ould include exchanging a large amount of our common stock, which could dilute the ownership interest of present stockholders.

2 . We have no employment contracts or agreements with any of our Directors and Officer s and i f any of these individuals left our company we could experience a reduction in our revenues.

We depend on Donald M. Boone and Michael Nasser to continue to work and develop our business. At this time we do not have an employment agreement with Mr. B oone or Mr. Nasser.  We cannot be sure that they will continue to manage our affairs in the future.  If we should lose the services of one or both of the se people , or if one or both of them should decide to join a competitor or otherwise compete with us this could result in a reduction in our level of sales as some or all of our customers could decide to order from them instead of us.

3 . Future stock distributions could be structured in such a way as to be diluting to our current shareholders.

If we raise additional funds by selling more of our stock, the new stock may have rights, preferences or privileges senior to those of the rights of our existing stock . If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders.  The result of this would be a lessening of each present stockholder’s relative percentage interest in our company . This condition is often referred to as “dilution”.

4.We could experience a decrease in the demand for our products resulting in lower sales volumes which would give us less capital with which to operate.

In the past we have experienced decreasing annual sales in the areas of home improvement products and industrial tools. The reasons for this can be generally attributed to worldwide economic conditions, specifically those pertaining to lumber prices; demand for industrial tools; and, consumer interest rates. If economic conditions continue to worsen or if consumer preferences change, we could experience a significant decrease in profitability.

5. Production time and the overall cost of our products could increase resulting in lower profit margins for our products if any of our primary suppliers are lost or if any of them increased their prices of raw materials.

Our manufacturing operation, which consists of cutting fencing material to specific sizes and shapes, depends upon obtaining adequate supplies of lumber on a timely basis. The results of our operations could be adversely affected if adequate supplies of raw materials cannot be obtained in a timely manner or if the costs of lumber increased significantly.

6. Our shareholders could experience significant dilution if we issue our authorized preferred shares.

We are authorized to issue up to 10,000,000 shares of preferred stock, without par value per share.  Our preferred stock may bear such rights and preferences, including dividend and liquidation preferences, as our board of Directors may decide.  Any such preferences may operate to the detriment of the rights of the holders of the Common Stock and would cause dilution to these shareholders.

7 . Future stock distributions could cause a change of control to new investor(s).

We may consider a future financing that , because of the size of the related stock issuance, could result in a majority of the voting power being transferred to new investor (s). The result would be that the new shareholder (s) would control our company and persons unknown could replace current management.

8. Our significant customers represent 49% of our business and if we lost them it could be possible for us to experience a significant decrease in sales.

Our top ten customers  represent 49% of our business. We would experience a significantly adverse effect  if these customers were lost and could not be replaced.

9. We could experience delays in the delivery of our products causing us to lose business.

We purchase our products from other vendors and a delay in shipment from these vendors to us could cause significant delays in our delivery to our customers. This could result in a decrease in sales orders to us, adversely affecting our profitability.

10. We could lose our bank credit agreement and this could result in our not being able to pay our creditors.

We have a line of credit with U.S. Bank in the amount of $8 million.  If we lost this credit it could become impossible to pay some of our creditors on a timely basis.

11. The limited daily trading volume of our common stock could make it difficult for investors to purchase additional shares or to sell their shares in the open market.

The shares of our company currently trade within the NASDAQ system in the United States and on the Toronto Stock Exchange in Canada. The average daily trading volume of our common stock is 500 shares in the United States and significantly less in Canada.  With this limited trading volume investors could find it difficult to purchase or sell our common stock.

11. None of the proceeds from the sale of shares in this offering will be placed in escrow and therefore there are no investor protections for the return of subscription funds once accepted.

We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. Once accepted, the funds will be deposited into an account maintained by us and considered our general assets. None of the proceeds will be placed in any escrow, trust or other arrangement, therefore, there are no investor protections for the return of subscription funds once accepted.

FORWARD-LOOKING STATEMENTS

The statements included in this Prospectus regarding future financial performance and results and the other statements that are not historical facts are forward-looking statements. You can identify forward-looking statements by terminology including  “could,” “may,” “will,” “should,” “except,” “plan,”  "expect," "project," "estimate," "predict," "anticipate," "believes", "intends" , and the negative of these terms or other comparable terminology. Such statements are based upon our current expectations and involve a number of risks and uncertainties and should not be considered as guarantees of future performance. These statements include, without limitation, statements about our market opportunity, our growth strategy, competition, expected activities and future acquisitions and investments and the adequacy of our available cash resources. These statements may be found in the sections of this prospectus entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Investors are cautioned that matters subject to forward-looking statements involve risks and uncertainties, including economic, regulatory, competitive and other factors that may affect our business. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Readers are cautioned not to place undue reliance on these forward looking statements.

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 USE OF PROCEEDS

We estimate that our net proceeds from the sale of 500,000 shares of our common stock in this offering, based upon an assumed offering price of $7.00 per share, will be approximately $3,400,000, after deducting the underwriting discounts and commissions and estimated offering expenses.

We intend to use the net proceeds of this offering to reduce our level of debt.

The amounts and timing of these expenditures will vary significantly depending upon a number of factors, including, but not limited to, the amount of cash we generate from our operations. We may find it necessary or advisable to use portions of the balance of the net proceeds for other purposes, and we will have broad discretion in applying the balance of the net proceeds.

DIVIDEND POLICY

Our board of directors has never declared a cash dividend. We do not have any present intent to pay any cash dividends. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, general business condition and other factors that our board of directors may deem relevant.

 DETERMINATION OF OFFERING PRICE

The Offering price of the Common Shares was arbitrarily determined by us.  The factors considered in determining the Offering price were our financial condition and prospects, our operating history and the general condition of the securities market.  The Offering price is not an indication of and is not based upon our actual value. It bears no relationship to the current market price for our common stock, our book value, assets or earnings or any other recognized criteria of value.  The Offering price should not be regarded as an indicator of the future market price of our securities.

 DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price of our common stock in this offering and the pro forma net tangible book value of our common stock immediately after completing this offering.  The historical net tangible book value of our common stock as of May 31, 200 3 was $ 7,910,501 or $ 5.14 per share. (Post-split)     The historical net tangible book value per share of our common stock is the difference between our tangible assets and our liabilities, divided by the number of common shares outstanding.

Our pro forma net tangible book value as of May 31, 2003 was approximately $ 8,121,246 or approximately $ 4.94 per share , after giving effect to the exercise of share purchase options to purchase an aggregate of 105,000 shares of common stock by cash payment of $ 210,745 . Pro forma net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the pro forma number of shares of common stock outstanding before giving effect to the sale of the shares of our common stock in this offering.

A fter giving effect to the sale of the 500,000 shares of common stock in this offering, at an assumed public offering price of $ 7.00 per share, less the estimated underwriting discount and commissions and other expenses of the offering, our pro forma net tangible book value as of May 31, 200 3 would have been $ 5.55 if none of the stock options had been exercised and $5.37 if all of the stock options had been exercised . This represents an immediate increase in net tangible book value per share of $ 1.63 to existing shareholders and immediate dilution in net tangible book value of $ 1.63 per share to new investors purchasing our common stock in the offering at the public offering price. The following table illustrates the per share dilution option:

Assumed public offering price		$7.00
Net tangible book value per share	$5.14
Decrease per share attributable to assumed exercise of share purchase options	$0.20

Pro forma net tangible book value per share before this offering	$4.94
Increase in pro forma net tangible book value per share attributable to this offering	$0.43

Pro forma net tangible book value per share after this offering		$5.37

Dilution in pro forma net tangible book value per share to new investors in this offering.		$1.63

Dilution per share to new investors is determined by subtracting pro forma net tangible book value per share after this offering from the public offering price per share paid by a new investor.  If any shares are issued in connection with outstanding options, you will experience further dilution.

The following table summarizes the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by the existing stockholders and by new investors in this offering, before deducting the estimated underwriting discount and commissions and other expenses of the offering.

	Shares Purchased		Total Consideration

	Number	Percentage	Amount	Percentage	Average Price per Share
Existing stockholders	1,538,408	75%	$1,871,340	35.5%	$1.22
New investors in this offering	500,000	25%	$3,400,000	64.5%	$6.80

Total	2,038,408	100%	$5,271,340	100%

The share data in the table above are based on shares outstanding as of June 24, 2003 .  The number of outstanding shares at that date excludes:

105,000 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $ 2.01 per share ; and, 100,000 shares of common stock that will be reserved f o r future issuance.

CAPITALIZATION

The following table shows our capitalization, as of May 31, 2003:

·	on an actual basis, unadjusted for any exercise of outstanding options, and

·

on an as adjusted basis to reflect the issue and sale of  500,000 shares of common stock by us in this offering at an assumed initial offering price of $7.00  per share less estimated  offering expenses payable by us.

You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

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Actual (May 31, 2003)	As Adjusted
Cash and cash equivalents Debt	$236,652 $11,682,686	$236,652 $8,282,686

Stockholders’ Equity:
Capital Stock	$1,871,340	$5,271,340
Additional Paid-in Capital	$583,211	$583,211
Retained Earnings	$5,768,421	$5,768,421
Treasury Stock	($312,471)	($312,471)

 SELLING SECURITY HOLDERS

There are no Selling Shareholders in this offering.

 PLAN OF DISTRIBUTION

This is not an underwritten offering.

We are offering the shares on a "best efforts" basis directly through our officers and directors, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, other than reimbursement of offering expenses incurred by them. This offering will commence promptly after the effectiveness of the registration statement of which this prospectus is a part. This offering will be made on a continuous basis for a period of 90 days, unless extended by us in our sole discretion, for up to an additional 90 days. This offering may be terminated by us earlier if we sell all of the shares being offered or we decide to cease selling efforts.

 This offering is a self underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We may sell shares from time to time in one or more transactions directly by us or, alternatively, we may offer the shares through brokers or sales agents, who may receive compensation in the form of commissions or fees. We may also hire licensed broker-dealers (“Agents”) to sell these shares on a “best efforts” basis.  There are no underwriters involved in this offering.  If we retain Agents to sell these shares, we will pay the Agents a selling commission of up to 10% of the gross offering proceeds attributable to the shares, which they sell.  We and any Agents, which we might hire, will indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933. Any broker, dealer or sales agent that participates in the distribution of shares may be deemed to be an underwriter, and any profits on the sale of the shares by any such broker, dealer or sales agent and any commissions and fees received by any such broker, dealer or sales agents may be deemed to be underwriting compensation under the Securities Act.

 The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states. To comply with the securities laws of certain jurisdictions, as applicable, the shares may be required to be offered and sold only through registered or licensed brokers or dealers. If such registered or licensed brokers or dealers are engaged, the total commission and fees paid to such brokers and dealers in connection with the sale of shares will not exceed 10% of the selling price of the shares.

In connection with their selling efforts in the offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. The conditions to obtaining this exemption include the following:

• None of the selling persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of participation;

• None of the selling persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

• None of the selling persons are, at the time of participation, an associated person of a broker or dealer, and

• All of the selling persons meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform or are intending primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and (C) do not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on this rule.

In addition, in connection with this offering, licensed broker-dealers who are hired may engage in passive market making transactions in our common stock on Nasdaq immediately prior to the commencement of the offering in accordance with Regulation M. Passive market making presently consists of displaying bids on Nasdaq limited by the bid prices of market makers not connected with such offering and purchases limited by such prices and effected in response to order flow. Net purchases by a passive market maker on each day are limited in amount to 30% of the passive market maker's average daily trading volume in our common stock during the period of the two full consecutive calendar months prior to the determination of the offering price in connection with a sale pursuant to this prospectus and must be discontinued when such limit is reached. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.  Passive market making may cause the price of the common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. If a licensed broker-dealer commences passive market making transactions, the broker-dealer may discontinue them at any time.

 We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. We reserve the right to withdraw, cancel or modify this offer and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and considered our general assets. Subscription funds will not be placed into escrow, trust or any other similar arrangement. There are no investor protections for the return of subscription funds once accepted. Certificates for shares purchased will be issued and distributed by our transfer agent within 10 business days after a subscription is accepted and "good funds" are received in our account. Certificates will be sent to the address supplied in the investor subscription agreement by certified mail. S ubscribers will not be considered shareholders until they are issued stock certificates.

 Our officers, directors, existing stockholders and affiliates may purchase shares in this offering and there is no limit to the number of shares they may purchase.

An agreement to purchase the Common Shares offered hereby (the “Subscription Agreement”) accompanies this Prospectus.  Subject to availability and our right to reject subscriptions, in whole or in part, for any reason, Common Shares may be subscribed for by completing, executing and returning the Subscription Agreement, together with payment for all shares subscribed for, to Jewett-Cameron Trading Company Ltd., P.O. Box 1010 , North Plains, Oregon 97133.  Our acceptance of a subscription shall be evidenced solely by the delivery to the subscriber of a written confirmation of sale.  Our receipt of a Subscription Agreement and/or deposit by the Company of payment for the subscribed shares as described below shall constitute acceptance of a subscription.

Warranties by Subscribers

By signing the Subscription Agreement each investor is representing and warranting to us that he or she has indicated his or her true state of legal residence.

We will reject subscription agreements received, if any, from residents of these states where we are not authorized to sell the Common Shares.  The warranty given by each subscriber indicating the subscriber’s true state of legal residence will assist us in complying with state securities laws.  We might assert our rights under this warranty if a misrepresentation by a subscriber results in us selling shares of stock in a state in which we are not permitted to sell such shares. A subscriber does not waive any rights under the federal securities laws by executing the Subscription Agreement.

Termination of Offering

We can terminate this Offering at any time prior to the sale of all 500,000 Common Shares offered hereby.

 DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our certificate of incorporation and by-laws are summaries and are qualified by reference to th ose documents. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Our common stock is issued in registered form.  Computershare Investor Services, Inc. (located in Vancouver, British Columbia, Canada) is our registrar and transfer agent.

We completed a three for two stock split on February 26, 2003.  All references in this document to per share prices and the number of shares refers to post-split data unless otherwise indicated.

Our common shares trade on the NASDAQ Small Capital stock exchange in the United States. Our stock trades under the symbol "JCTCF" and CUSIP# 47733C-20-7.  Our common stock began trading on NASDAQ in April 1996.

Our common shares also trade on the Toronto Stock Exchange that is located in Toronto, Ontario, Canada, under the trading symbol "JCT".  Our common stock started trading on the Toronto Stock Exchange in February 1994.

There are no restrictions that limit our ability to pay dividends on our common stock.  We have not declared any dividends since incorporation and we do not anticipate that we will do so in the foreseeable future.  Our present policy is to retain future earnings for use in the operations and expansion of our business.

If dividends were to be paid, Canadian law states that in the case of dividends paid to residents not of Canada, the Canadian tax is withheld, which means only the net amount to the shareholder is paid.  Article X of the Tax Convention, provides that the rate of tax on dividends paid to residents of the United States is generally limited to 15% of the gross dividend (or 10% in the case of certain corporate shareholders owning at least 10% of the Registrant’s voting shares).  In the absence of the treaty provisions, the rate of Canadian withholding tax imposed on non-residents is 25% of the gross dividend.  Stock dividends received by non-residents from the Registrant are taxable by Canada as ordinary dividends.

Upon the completion of this offering, our authorized capital stock will consist of 20,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share, all of which shares of preferred stock are undesignated. Prior to this offering (May 31, 2003) , we had 1, 538,408 shares of common stock outstanding held by 350 stockholders of record. We had no shares of preferred stock outstanding.

COMMON STOCK

 Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate, and issue in the future.

PREFERRED STOCK

The board of directors has the authority, without action by the stockholders, to designate and issue preferred stock and to designate the rights, preferences and privileges of each series of preferred stock, which may be greater than the rights attached to the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

·	restricting dividends on the common stock,

·	diluting the voting power of the common stock,

·	impairing the liquidation rights of the common stock, or

·	delaying or preventing a change of control of our company.

There are currently no shares of preferred stock outstanding.

There are currently no warrants outstanding.

OPTIONS

We can grant stock options to our directors and employees; however, we do not have a formal written stock option plan.

Under the rules of the Ontario Securities Commission we can grant stock option s for up to 10% of the number of shares that are outstanding at the time. We cannot; however, give any one person more stock options than 5% of the shares outstanding. The stock option price must be equal to the fair market value of the stock on the day we grant the options. (This value is subject to a 10% discount, which is mandated by the Ontario Securities Commission. )

Currently there are no shares reserved for issuance pursuant to outstanding warrants, rights or convertible securities.  The Company does; however, have 105,000 share purchase options outstanding.

ANTI-TAKEOVER PROVISIONS

Some provisions of our certificate of incorporation and bylaws, may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in one’s best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

The terms of certain provisions of our certificate of incorporation and bylaws may have the effect of discouraging a change in control. Such provisions include the requirement that all stockholder action must be effected at a duly-called annual meeting or special meeting of the stockholders and the requirement that stockholders follow an advance notification procedure for stockholder business to be considered at any annual meeting of the stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude, delay or discourage stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Stockholder Action; Special Meeting of Stockholders

Our certificate of incorporation eliminates the ability of stockholders to act by written consent. It further provides that special meetings of our stockholders may be called only by our Chairman of the Board, Chief Executive Officer, President, a majority of our directors or committee of the board of directors specifically designated to call special meetings of stockholders. These provisions may limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to effect a change in our control or change in our management by means of a proxy contest, tender offer, merger or otherwise.

Charter Amendments

British Columbia law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage.

O UR BUSINESS

General Development of Business

We were incorporated in British Columbia, Canada, on July 8, 1987, as a holding company for Jewett-Cameron Lumber Corporation (“JCLC”).  We acquired all of the shares of JCLC through a stock-for-stock exchange and on July 13, 1987 Jewett-Cameron Lumber Corporation became a wholly owned subsidiary of ours.

Jewett-Cameron Lumber Corporation was incorporated in the state of Oregon, USA, in September 1953.  During the next 31 years it developed a good reputation as a small lumber wholesaler based in Portland, Oregon.  In September 1984, the original stockholders sold their interest in the corporation to a new group of investors.  Two of these investors, Donald Boone and Michael Nasser, are now associated with our company.  Donald Boone is our President and Michael Nasser is our Secretary.

Jewett-Cameron Lumber Corporation purchased another company, Material Supply International ("Material Supply") in early 1986.  MSI-PRO CO., incorporated in April 1996, is a successor to that company. It is a wholly owned subsidiary of Jewett-Cameron Lumber Corporation and imports and distributes pneumatic air tools and industrial clamps under the name “MSI-PRO CO.”.

Our wholly owned subsidiary, Jewett-Cameron South Pacific Ltd. ("JCSP") was incorporated in the Kingdom of Tonga in July 1990.  We closed our operations in Tonga in 2001.

Our wholly owned subsidiary, Jewett-Cameron Seed Company (“JCSC”) was incorporated in Oregon, USA in October 2000. We formed Jewett-Cameron Seed Company after we acquired certain assets of a nother company called AgriBioTech Inc. The assets that we acquired a re located at 31345 N.W. Beach Road in Hillsboro, Oregon. The assets that we purchased were thirteen plus acres of land; 105,000 square feet of buildings; rolling stock; and, equipment.   We use this facility for seed and grain processing, storage and brokerage.   We now operate this business as a seed and grain processing, storage and brokerage business.

Our wholly-owned subsidiary, Greenwood Products, Inc. was incorporated in Oregon, USA in February 2002. We formed this company as a subsidiary of Jewett-Cameron Lumber Corporation after we acquired the business and certain assets of Greenwood Forest Products, Inc., of Portland, Oregon. These assets consisted of nearly $7 million of inventory, some furnishings, equipment and supplies and a license to use all of the intangible assets of the seller for a five-year term along with an option to purchase them for a nominal amount at the end of the term. The initial acquisition price was paid from our working capital and we purchased the inventory utilizing capital provided by our working capital and working capital loans. Greenwood Products, Inc. is continuing the business of Greenwood Forest Products, Inc. This business involves the processing and distribution of industrial wood and other specialty building products, principally to original equipment manufacturers.

Financial Information About Business Segments

The table below summarizes certain financial information about our subsidiaries for the past three years.

	Fiscal 2002	Fiscal 2001	Fiscal 2000

SALES
Building Materials:
United States	$40,233,397	$19,369,153	$23,336,751
South Pacific	0	0	$45,602
Industrial Tools	$776,545	$919,169	$1,111,833
Seed Processing & Sales	$2,615,183	$1,824,632	0
Total	$43,625,125	$22,112,954	$24,494,186

INCOME (LOSS) from OPERATIONS
Building Materials
United States	$1,053,433	$843,278	$1,250,539
South Pacific		($2,285)	($190,610)
Industrial Tools	$89,043	($23,981)	$150,123
General Corporate	($49,986)	($107,547)	($87,549)
Seed Processing & Sales	$ 249,526	$ 35,894	0
Total	$1,342,016	$745,359	$1,122,503

IDENTIFIABLE ASSETS
Building Materials
United States	$12,960,069	$6,739,910	$6,456,978
South Pacific			$247,907
Industrial Tools	$121,458	$101,409	$116,753
General Corporate	$16,604	$19,707	$115,722
Seed Processing & Sales	$1 ,303,549	$ 815,699	0
Total	$14,401,680	$7,676,725	$6,937,360

Narrative Description of Business

The following is a description of our business.

Jewett-Cameron Lumber Corporation

Our subsidiary JCLC operates out of facilities located in North Plains, Oregon, and Ogden, Utah. Through Jewett-Cameron Lumber Corporation we compete in the following business segments: warehouse distribution and direct sales of building materials to home improvement centers which are located primarily in the Pacific and Rocky Mountain regions of the United States; the export of finished building materials to export customers who are located primarily in Central and South America; and, we sell specialty wood products for both government and industrial sale. This area of our business is done primarily on a contract-bid basis. This means that we only sell products after we have been told that our bids for these products were accepted and we are given a contract, which states that our customers will purchase the products from us.

During Fiscal 2002/2001/2000, sales of Greenwood Products, Inc., which is a subsidiary of our subsidiary Jewett-Cameron Lumber Corporation in combination with the sales of Jewett-Cameron Lumber Corporation to home improvement centers represented about 92.2%/87.6%/95.3% respectively of our total revenue; with export, industrial tools and seed processing and sales representing 7.8%/12.4%/4.7%, respectively.  The Fiscal 2002 decrease in the percent related to export, industrial tools and seed processing and sales was a result of the increased revenues from the first partial year of operations, which included the Greenwood Products, Inc.

Through JCLC we sell products to the home improvement industry. This is an industry that, in the past, has not been subject to major business cycles; however, the current economic downturn has been detrimental for this market and we have experienced a decrease in the sale of these products. Traditionally, the new home construction portion of the lumber industry is highly sensitive to the US economy and interest rates and this industry usually suffers during periods of economic decline and high interest rates because of the reduction in housing starts.  Through JCLC we have concentrated on building a customer base in the residential repair and remodeling segment of the industry because we believe that this is a growing market that is fueled by professional remodelers and do-it-yourself homeowners.  We believe that this market is less sensitive to downturns in the U.S. economy than is the market for new home construction.

The products that we sell through JCLC are not unique and with few exceptions are available from multiple suppliers; however, the service which we provide is unique in that it includes bar coding of all products; shrink wrapping of all individual orders; and, just in time delivery to most customers.

Our current products in this area are:

Fencing – A mix of widths, heights, textures, species, prefabricated panels, split rail, and pickets that are appropriate for the home improvement centers and a similar array of posts, post caps, and rails.

Residential Decking – A selection of widths, lengths, species, treated and stained products along with accessories such as railings and step risers.

Lattice

- Stained, painted, and natural panels as well as a selection of vinyl panels.

Garden Timbers – Treated, untreated, or stained including cherry tone garden ties, bender board, stakes and lath.

Gates

Arbors

Pine shelving and furring.

Fire retardant dimension lumber and plywood.

Dimension lumber.

Plywood and oriented strand board.

Dowels

Kennels

Greenhouses

Portable storage buildings

Outdoor seating

Our distribution center and headquarters office facility in North Plains, Oregon was completed in November 1995.  This complex includes 40,000 square feet under roof of warehouse, office, and manufacturing space on five paved acres.

This facility gives us the ability to provide a broad range of products and services to our customer base which is located between Northern California and Alaska.

We also own a distribution complex in Ogden, Utah, with a 25,000 square foot warehouse and 3,500 square feet of office space on a total of 30 acres.  This facility services customers in the Rocky Mountain Region including the states of Utah, Colorado, Wyoming, Montana, Idaho, and northern Nevada.

Inventories are maintained at both of these facilities and are shipped from them to home improvement center customers.  During the season’s peak, some of the material, which we sell, is also shipped directly from the producing mill to the customer; as a result, we sell both out of our warehouse facilities and mill direct.

We have no patents, trademarks, licenses, franchises, or concessions relating to any of our products and as a result they are not factors in our business.

Historically, we have received commitments from a number of large home improvement chains in the late fall/early winter to supply products to them at a fixed price for a specified period of time; i.e., for three months of firm pricing once the season begins. We see no reason for this situation to change in the future.

Below is a list of our major customers and the percentage of our total sales from each one of them.

Major Customers	Fiscal Years Ended August 31st

	2002	2001	2000
Lowes Companies	<5%	8%	15%
Fred Meyer Inc.	7%	40%	36%
The Home Depot Inc.	21%	31%	21%
HomeBase Inc.	<5%	3%	13%
U.S. Marine	7%	N/A	N/A

The home improvement business is seasonal, with most of our sales in this industry occurring between February and August.  As mentioned earlier, historically we have negotiated an agreement with each of our major home center customers in the fall of the year for the coming home improvement season.  Our deliveries for the new season to these customers normally begin in late February.

We begin buying inventory for the next home improvement season in late fall each year.  Consequently, an inventory buildup occurs until the heavy selling by us begins in February.  Our inventories continue to remain high for a few months and then gradually decline to seasonal low levels at the end of the summer.

Backlog orders are not a factor in our business.  We only process orders on an as-needed basis.

No material portions of our business are subject to renegotiation of profits or termination of contracts or subcontracts at the election of the government.

The home improvement center industry is highly competitive.  Many of our primary competitors are much better financed and have more sophisticated national distribution networks than we do.  Our competitors include: (1) Georgia-Pacific, headquartered in Atlanta, Georgia, with distribution centers throughout the service area; (2) Weyerhaeuser, headquartered in Tacoma, Washington, with distribution centers throughout the service area; (3) Boise Cascade, headquartered in Boise, Idaho, with several distribution centers in the service area; and (4) OREPAC Building Products, headquartered in Wilsonville, Oregon, with several distribution centers in the service area.  These competitors, particularly Georgia Pacific, Weyerhaeuser, and Boise Cascade, have product lines which are substantially broader than ours, and therefore reference to their annual sales includes many more product lines than those sold by us.

Our home improvement center market area consists of stores in Alaska, northern California, Oregon, and Washington.    We sell and deliver to these stores from our facilities in North Plains, Oregon. We sell and deliver to our customers located in Utah, Colorado, Idaho, Wyoming, Montana, and northern Nevada from our facility in Ogden, Utah.

During the spring of 1993, we acquired a manufacturing plant to produce several lines of products for home improvement center customers.  The plant was moved to a larger facility in Portland in August 1993, and subsequently was moved to an existing building at our North Plains facility in March 1995.  At this plant  we custom cut cedar fencing products and pine boards.

MSI-PRO CO.

MSI-PRO CO. operates from the same facilities as JCLC. Through MSI-PRO CO. we import and distribute both pneumatic air tools and industrial clamps.  We sell these products throughout the United States and Canada to distributors and original equipment manufacturer customers.  These sales are made through a network of agents and representatives, each of whom is an independent contractor representing between 10-to-15 other manufacturers who sell to similar customers but are not selling competing lines.  Through MSI-PRO CO. we have agents and representatives that cover major industry groupings including industrial suppliers, automotive suppliers, and woodworking suppliers.

The pneumatic air tools, manufactured and sold under the name MSI-PRO CO., are of a light industrial application and are moderately priced.  MSI-PRO CO. exclusively markets the MSI-PRO CO. line.

The industrial clamps are somewhat newer to us.  The line is high quality and moderately priced and covers a wide variety of potential customers.

The products that we sell through  MSI-PRO CO. have been manufactured for us by several suppliers in Taiwan and South Korea.  More than one supplier is able to manufacture all of our products.

Sales of pneumatic air tools and industrial clamps are not seasonal.

MSI-PRO CO. is a registered trademark in the United States and Canada.  We do not have any other patents, licenses, franchises, or concessions.

The market for pneumatic air tools is very competitive.  In this industry we face competition from better financed companies with more sophisticated sales forces and more sophisticated distribution networks. The U.S. market for pneumatic air tools is currently approximately $1 billion in annual sales, of which 60% are manufactured in the United States and 40% are imported.  The best known US manufactured lines are Chicago Pneumatic and Ingersoll-Rand, which rank #1 and #2 in overall size in the industry.  A smaller line, Sioux, is also manufactured in the United States.  The two largest imported lines today are Florida Pneumatic and Astro Tools.  Others include Sunnex, Ames, and Eagle.  Our sales in this industry represents a very small fraction of the market.  Our current market strategy that allows us to compete in the pneumatic air tool and industrial clamp markets includes brand name and company recognition, moderate to low price, and continued development of a manufacturer representative organization which covers all of the major users of the tools.

The U.S. sales volume in industrial clamps is approximately US$400 million annually.  There are fewer competitive lines available and we expect to gain a larger share of the market in industrial clamps than in pneumatic air tools.

There are no customers that purchase 10% or more of our products in any one year.  Our backlog orders are not a major factor. No portion of our business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of the government.

Jewett-Cameron South Pacific Ltd.

Our Tongan corporation, JCSP, until Fiscal 1999, consisted of three retail building material yards located on separate islands of the Kingdom of Tonga.  Products which we sold included finished lumber, plywood, hardboard, cement, roofing, rebar, windows, doors, plumbing fixtures, floor tile, and other miscellaneous building materials.

In Fiscal 1999 we made the decision to wind down our operations in Tonga and, as of August 31, 2001, we had no remaining interests in Tonga.

LEGAL PROCEEDINGS

We  know  of no material, active  or  pending  legal proceedings  against  us nor are we  involved  as  a plaintiff in any material proceeding or pending litigation.

We know of no active or pending proceedings against anyone that might materially adversely affect an interest of ours.

MARKET INFORMATION

Our common stock is issued in registered form.  Computershare Investor Services, Inc. (located in Vancouver, British Columbia, Canada) is the registrar and transfer agent for our common stock.

On August 12, 2003, the shareholders’ list for our common shares showed 30 registered shareholders and 1,538,408 shares outstanding, including 24 registered holders in the United States holding 1,534,160 shares.

Our common shares trade on the NASDAQ Small Capital stock exchange in the United States. The trading symbol on NASDAQ for our common stock is “JCTCF” and the cusip number for our common stock is 47733C-20-7.  Our common stock began trading on NASDAQ in April 1996.

The following table sets forth, in U.S. dollars and in dollars and cents (in lieu of fractions), the high and low sales prices for each of the calendar quarters indicated, on the NASDAQ Small Capital stock exchange of our common shares for the last nine fiscal quarters.  The price was $5.65 on 2/28/03.

NASDAQ Small Capital Stock Exchange

Common Shares Trading Activity

Fiscal Quarter Ended	Volume	High	Low	Closing

05/31/03	27,400	$5.75	$4.96	$5.35 (1)
02/28/03	64,000	$8.46	$5.65	$5.65 (2)
		The figures below are pre-split.
11/30/02	30,600	$8.78	$8.06	$8.06

08/31/02	227,500	$9.45	$8.36	$8.84
05/31/02	44,900	$9.49	$8.15	$8.28
02/28/02	46,800	$9.25	$6.90	$9.25
11/30/01	49,600	$7.32	$6.30	$7.10

08/31/01	22,300	$6.36	$6.01	$6.73
05/31/01	22,500	$6.15	$5.31	$6.01

Our common shares also trade on the Toronto Stock Exchange in Toronto, Ontario, Canada, under the trading symbol "JCT".  Our common stock began trading on the Toronto Stock Exchange in February 1994.

(1)

The closing price reflects a three for two forward stock split which was payable to shareholders of record on February 28, 2003

(2)

The closing price reflects a three for two forward stock split which was payable to shareholders of record on February 28, 2003.

Table No. 2 lists the volume of trading and high, low and closing sales prices on the Toronto Stock Exchange for our common shares for the last eight fiscal quarters.  The price was CDN$8.68 on 2/28/03.

Toronto Stock Exchange

Common Shares Trading Activity

(Share Prices Expressed in Canadian Dollars)

Fiscal Quarter Ended	Volume	High	Low	Closing

05/31/03	7,026	$8.68	$7.50	$7.60 (1)
02/28/03	17,425	$13.10	$8.68	$8.68 (2)
		The figures below are pre-split.
11/30/02	9,522	$13.85	$12.62	$12.62

08/31/02	4,425	$14.15	$12.78	$13.50
05/31/02	7,000	$14.69	$12.42	$12.42
02/28/02	20,289	$14.50	$11.00	$14.50
11/30/01	21,400	$11.38	$10.00	$11.38

08/31/01	10,020	$10.00	$9.26	$10.00
05/31/01	7,140	$9.45	$8.50	$9.34

(1)

The closing price reflects a three for two forward stock split which was payable to shareholders of record on February 28, 2003.

(2)

Ibid

There are no restrictions that limit our ability to pay dividends on our common stock.  We have not declared any dividends since incorporation and do not anticipate declaring any dividends in the foreseeable future because our present policy is to retain future earnings for use in our operations and the expansion of our business.

If dividends were to be paid, Canadian law states that in the case of dividends paid to residents not of Canada, the Canadian tax is withheld by us, which remits only the net amount to the shareholder.  By virtue of Article X of the Tax Convention, the rate of tax on dividends paid to residents of the United States is generally limited to 15% of the gross dividend (or 10% in the case of certain corporate shareholders owning at least 10% of the our voting shares).  In the absence of the treaty provisions, the rate of Canadian withholding tax imposed on non-residents is 25% of the gross dividend.  Stock dividends received by non-residents from us are taxable by Canada as ordinary dividends.

SELECTED FINANCIAL DATA

The selected financial data in the following table is for Fiscal 2002/2001/2000 ended August 31st and it was derived from the financial statements of our Company which were audited by Davidson & Company, independent Chartered Accountants, as indicated in their report which is included elsewhere in this document.  The selected financial data for Fiscal 1999/1998 was derived from audited financial statements of the Company, not included herein.

The selected financial data was extracted from the more detailed financial statements and related notes included herein and  should be read in conjunction with such financial statements and with the information appearing under the heading, "Management's Discussion and Analysis of Financial Condition and Results of Operations".

Annual Selected Financial Data

(Share date is not adjusted for 3:2 stock split which occurred during Fiscal 2003)

(Dollars in 000, except per share data)

	Fiscal 2002	Fiscal 2001	Fiscal 2000	Fiscal 1999	Fiscal 1998

Revenue	$43,625	$22,113	$24,494	$29,102	$26,179
Gross Profit	7,118	4,232	3,866	4,347	3,392
Net Income	837	712	609	593	91
Basic Earnings/Share	0.84	0.72	0.60	0.52	0.09
Diluted EPS	0.80	0.70	0.58	0.51 (pre-split)	0.08

Dividends/Share	0	0	0	0	0
Basic Avg Shares	1,002	989	1,021	1,132	1,148
Diluted Avg Shares	1,052	1,023	1,054	1,167	1,180

Working Capital	$4,383	3,666	4,609	4,181	3,650
Long Term Debt	0	0	0	0	580
Shareholders’ Equity	7,417	6,694	6,150	5,984	5,717
Total Assets	14,402	7,677	6,937	7,214	7,220

Quarterly Selected Financial Data

(Dollars in 000, except per share data)

	8/31/02	5/31/02	2/28/02	11/30/01	8/31/01	5/31/01	2/28/01	11/30/00
Revenue	$16,507	19,597	$3,415	$4,106	$6,275	$7,573	$4,546	$3,720
Gross Profit	$2,538	$2,660	$910	$1,010	$1,447	$1,180	$851	$755
Net Income	$345	$326	$72	$93	$295	$286	$47	$84
Earnings/share (pre-split)	$0.33	$0.34	$0.07	$0.10	$0.30	$0.29	$0.05	$0.08
Diluted EPS (pre-split)	$0.32	$0.32	$0.07	$0.09	$0.30	$0.28	$0.05	$0.08

Dividends/Share	0	0	0	0	0	0	0	0
Basic Avg Shares (pre-split)	1,002	965	964	971	989	998	1,000	1,003
Diluted Avg Shares (pre-split)	1,052	1,018	1,014	1,018	1,023	1,032	1,032	1,033

Working Capital	$4,383	$3,948	$3,870	$3,730	$3,948	$3,422	$3,115	$3,061
Long Term Debt	0	0	0	0	0	0	0	0
Shareholders’ Equity	$7,417	$7,079	$6,781	$6,704	$6,694	$6,431	$6,157	$6,148
Total Assets	$14,402	$14,027	$8,192	$7,317	$7,677	$10,056	$10,696	$7,730

Quarterly Selected Financial Data for Fiscal 2003 (year to date)

(Dollars in 000, except per share data)

(11/30/02 and 2/28/03 share data is pre-split)

	11/30/02	2/28/03	5/31/03
Revenue	$13,500	$12,000	$14,998
Gross Profit	$2,186	$1,764	$2,143
Net Income	$114	$74	$216
Earnings/share	$0.12	$0.05	$0.15
Diluted EPS (pre-split)	$0.11	$0.05	$0.14

Dividends/Share	0	0	0
Basic Avg. Shares	970 (1)	1,462	1,461

Working Capital	$4,684	$4,931	$7,920
Long Term Debt	0	0	$2,890
Shareholders’ Equity	$7,648	$7,711	$7,910
Total Assets	$15,605	$17,116	$19,593
Diluted Avg. Shares	1,023	1,514	1,509

(1) Does not reflect three for two forward split which was effective for shareholders of record on February 28, 2003.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition, changes in financial condition and results of operations for the fiscal years ended 8/31/2002, 2001 and 2000 should be read in conjunction with our financial statements, which are prepared in accordance with U.S. GAAP.

Results of Operations.

Three months ended May 31, 2003 and 2002:

Our operations are classified into four principle industry segments: sales of building materials, sales of wood products with industrial and OEM applications, sales of industrial tools and sales of processed agricultural seeds and grain. Sales of building materials have traditionally consisted of wholesale sales of lumber and building materials in the United States. This has transitioned to include both wood and non-wood items. Sales of wood products with industrial and OEM applications consist of wholesale sales of wood products primarily to the transportation and recreational boating industries in the United States. Sales of industrial tools consist of the distribution of pneumatic air tools and industrial clamps in the United States.  Sales of processed seeds and grain consist of the distribution of processed agricultural seeds and grain in the United States. Our major distribution centers are located in North Plains, Oregon and Ogden, Utah.

For the third quarter of the current fiscal year, ended May 31, 2003, sales decreased 23.5% to $14,998,178 compared to $19,597,409 for the same quarter of the previous year.

Net income for the quarter was $215,723 which represents a 34% decrease compared to the third quarter of the last fiscal year when net income was $326,427.

Basic e arnings per share were $0.15 for the third quarter of Fiscal 2003 compared to $0.23 for the third quarter of fiscal 2002.

The principal reasons for the 23.5% decrease in sales during the third quarter of Fiscal 2003 and the 34% decrease in net income were reductions in our raw commodity sales (fencing materials, decking materials and landscape materials) and in products associated with marine applications.

We attribute the decrease in raw commodity sales to a lowering of demand for these items brought about by current economic conditions. We believe that consumers are postponing replacing or installing such items as decks and fences because of the associated high costs.

We attribute the decrease in the sales of marine applications products to the lack of demand for new boats by consumers also resulting from the current recession. They anticipate that sales will increase as general economic conditions improve.

In order to compensate for the decrease in consumer demand for these products, we have transitioned from our traditional wood-based product line to adding non-wood based products. These recently introduced items include gates, dog runs, green houses and welded wire mesh panels which are used in place of traditional wood fencing.

Our general and administrative expenses were $1,713,558 for the third quarter down from $2,180,886 for the third quarter of the last fiscal year.  The primary reason for the decrease of $467,328 was a restructuring of the activities of Greenwood Products during the first and second quarters of Fiscal 2003. This restructuring included reductions in salaries resulting from the elimination of some clerical positions and wage cuts resulting from the sales decreases. As a result of these actions, wages and employee benefits decreased from the third quarter of Fiscal 2002 level of $1,540,102 to  $1,188,164 for the third quarter of Fiscal 2003. Office expenses also decreased by $ 52,7 60 during the third quarter of Fiscal 2003 as compared to the third quarter of Fiscal 2002 resulting from our efforts to reduce expenses.

Nine Months Ended May 31, 2003 vs. Nine Months Ended May 31, 2002

For the first nine months of the current fiscal year, ended May 31, 2003, our sales increased 49% to $40,497,696 compared to $27,118,392 for the same period of the previous fiscal year.

The principal reason for the 49% increase in sales was the contribution of Greenwood Products Inc. Greenwood Products Inc., accounted for $33,113,434 for the first nine months of Fiscal 2003 as compared to sales of $13,709,870 during the first nine months of Fiscal 2002.

Sales of building materials were $5,032,048 for the period, a decrease of 5 4 % compared to sales of $10,921,222 for the first nine months of Fiscal 2002. The sale of building materials is accomplished through the activities of Jewett-Cameron Lumber Corporation , which is a wholly owned subsidiary of Jewett-Cameron Trading Company Ltd. As stated earlier, management attributes the decrease in the sales of building materials to the current downturn in the economy.

Sales of pneumatic tools and industrial clamps were $668,414 for the period as compared to $576,387 for the same period of last year, an increase of about 16%. As was the case for the third quarter of Fiscal 2003 as compared to the  third quarter of Fiscal 2002, the efforts of the newly hired sales staff resulted in stronger sales evidenced during this period as compared to the prior like period.

Sales of processed seeds and grain were $1,683,800 for the period compared to $1,910,913 for the first nine months of the last fiscal year, a decrease of slightly over 12%. The sales of processed seeds and grain are accomplished through the activities of Jewett-Cameron Seed Company, which is a wholly owned subsidiary of Jewett-Cameron Lumber Corporation .  The decrease in sales, which occurred in the period as compared to the first nine months of Fiscal 2002, was due primarily to a smaller crop and increased price competition for the available crop resulting in lower prices.

General and administrative expenses for the Company were $5,247,664 for the first nine months of Fiscal 2003 as compared to $3,808,059 for the first nine months of the last fiscal year.  In spite of the fact that the absolute numbers relating to general and administrative expenses (year to date) have increased, the current trend within the Company is one of decreasing expenses as disclosed earlier in the discussion pertaining to the three month period ended May 31, 2003. As was the case during the prior fiscal year, the addition of Greenwood Products resulted in increases in every category of general and administrative expenses with the exception of “repairs and maintenance” and “insurance”.  The most notable of these changes were: “wages and employee benefits” which increased $1, 047,456 ; although, for the three month period ended May 31, 2003 this category of expenses decreased by $351,938 as a result of management’s efforts in cutting expenses. Warehouse expenses and supplies increased $271,290; travel entertainment and advertising increased $92,223; telephone and utilities increased $33,735; repairs and maintenance decreased by $19,045; rent increased by $102,162; professional fees increased by $60,301; office and miscellaneous increased by $52,988; insurance decreased by $33,976; depreciation and amortization increased by $39, 415 ; and, bad debt recovery increased by $205,671. When considering the increases in these categories, it is important to note that since the Company’s cost cutting measures were put in place during the second quarter of Fiscal 2003, general and administrative expenses have decreased by $467,328.

There are no additional categories of expenses associated with Greenwood Products, Inc. as its operations are similar to those of Jewett-Cameron Lumber Corporation; Jewett-Cameron Seed Company; and, MSI-PRO CO.

Net income for the nine months ended May 31, 2003 was $402,906, which represents an 18% decrease over the first nine months of the last fiscal year when net income was $491,558.  The decrease in net income was due to a 53% increase in the cost of sales brought about by the lower margins associated with the items sold through Greenwood Products; the 38% increase in year to date general and administrative expenses; and, an increase in interest expenses of 9 55 % brought about by the Company’s higher level of borrowing as compared to the prior period.

Basic e arnings per share were $0.28 for the first nine months of Fiscal 2003 compared to $0.3 4 for the first nine months of fiscal 2002, a decrease of 1 7.6%.

Fiscal 2002, ended August 31st vs. Fiscal 2001

Our sales increased by 97% to $43,625,125 during Fiscal 2002 as compared to Fiscal 2001 when our sales were $22,112,954. (Our sales for Fiscal 2000 were $24,494,186.) The large increase in our sales during Fiscal 2002 as compared to Fiscal 2001 was primarily the contribution of Greenwood Products, Inc., which is a wholly owned subsidiary of our wholly owned subsidiary, Jewett-Cameron Lumber Corporation.  As mentioned earlier in this document, we purchased Greenwood Forest Products earlier in 2002 and sales from it started to come to us immediately. Jewett-Cameron Seed Company, a wholly owned subsidiary of Jewett-Cameron Lumber Corporation also contributed with an increase in sales of $790,551. This was 43% higher than our sales through Jewett-Cameron Seed Company were in Fiscal 2001.  2002 was the second year that we operated Jewett-Cameron Seed Company.  During 2002 we established a communications program with our agricultural customers and potential agricultural customers.  Through this communications program we kept farmers who could use our facility informed of our capabilities in the areas of seed processing, seed storage and seed consignment. We believe that this communications program greatly helped our sales efforts to this industry.

We experienced a decrease in sales in the area of home improvement products, which our management believes is due to conditions in the economy, resulting from the current recession, causing our customers to scale back their purchases of these discretionary items.  The loss of revenue from these products has been offset by sales increases in other areas; however, and our management believes that once consumer confidence strengthens, home improvement sales will again trend upward.

Our gross profit for Fiscal 2002 increased 68% to $7,118,361 from $4,232,404 in Fiscal 2001. (Gross profit for Fiscal 2000 was $3,866,372.) The reason for this large increase in gross profit is also a result of the sales coming to us from Greenwood Products and the increased sales from Jewett-Cameron Seed Company.

The cost of goods sold as a percent of revenue remained relatively stable during Fiscal 2000 and Fiscal 2001 at 84.2% and 80.8% respectively.  This figure decreased during Fiscal 2002 to 60.7% as a result of the new products, which we introduced by the purchase of Greenwood Products, which carry generally lower margins.

General and administrative expenses as a percent of revenue increased from 10% during Fiscal 2000 to 16% during Fiscal 2001.  This was primarily the result of the additional expenses brought about by the operations of our wholly owned subsidiary, Jewett-Cameron Seed Company, which completed its first full year of operations during Fiscal 2001. During Fiscal 2002 administrative expenses as a percent of revenue decreased slightly to 13.2% as a result of efficiencies introduced into the seed company and the additions to operations of Greenwood Products.

As would be expected with the addition of Greenwood Products, Inc., which occurred in February of Fiscal 2002, general and administrative expenses increased by $2,289,300 during Fiscal 2002 as compared to Fiscal 2001. This represented an increase of 66% for Fiscal 2002 as compared to Fiscal 2001. We believe that this increase is more than offset by the increase in sales of 97%; the increase in gross profit of 68%; and, the increase in net profit of 17.5%, which occurred during Fiscal 2002 as compared to Fiscal 2001.

An increase in wages and employee benefits of $1,869,295, attributable primarily to staff associated with Greenwood Products, Inc., was the primary reason for the increase in general and administrative expenses. Other expense increases of significance were warehouse and supplies (up $145,174); travel, entertainment and advertising (up $45,643); telephone and utilities (up $33,170); rent (up $84,338); professional fees (up $71,382); office (up $58,770); and, depreciation and amortization (up $67,032).

Interest expense decreased from $124,200 reported in Fiscal 2001 to $53,587 reported in Fiscal 2002. The primary reason for the decrease in interest expense was the lower cost of borrowing resulting from the lowering of the prime rate by the Federal Reserve Board and the fact that we made a decision to reduce our inventory levels. As would be expected, the category of “interest and other income” also decreased during Fiscal 2002 as compared to Fiscal 2001 declining from $14,002 reported in Fiscal 2001 to only $1,041 reported in Fiscal 2002.

Net Income rose to $837,024 in Fiscal 2002 from $712,196 in Fiscal 2001 and $608,679 in Fiscal 2000. The corresponding basic earnings per share, before the three for two forward stock split in February 2003, were $0.84 for Fiscal 2002; $0.72 for Fiscal 2001; and, $0.60 in Fiscal 2000. Earnings per share were $0.80 in Fiscal 2002; $0.70 in Fiscal 2001; and, $0.58 in Fiscal 2000.

Jewett-Cameron Lumber Corporation

Our wholly owned subsidiary JCLC posted a 108% increase in sales to $40.2 million in Fiscal 2002 as compared to Fiscal 2001 which had sales of $19,369,153. The increase was primarily the result of the contribution of JCLC’s wholly owned subsidiary, Greenwood Products, Inc. as discussed above.

JCLC’s income from operations increased 25% in Fiscal 2002 to $1,053,433 compared with $843,278 in Fiscal 2001 and $1,250,539 in Fiscal 2000.  The cause of the increase is again primarily attributable to the contribution of Greenwood Products, Inc. as discussed above.

MSI-PRO CO.

Sales of Jewett-Cameron Lumber Corporation’s wholly owned subsidiary, MSI-PRO CO., have continued to decrease. Sales were $776,545 for Fiscal 2002; $919,169 for Fiscal 2001; and, $1,111,833 for Fiscal 2000. During the summer of 2002, which was toward the end of our fiscal year, we hired a new sales manager in an effort to increase sales of our  industrial tools.

Jewett-Cameron Seed Company

Fiscal 2002 was the second year of operations for Jewett-Cameron Seed Company. At the end of Fiscal 2002, sales from Jewett-Cameron Seed Company were $2,615,183 and income from operations was $249,526. In the prior fiscal year, sales were $1,824,632 and income from operations was $35,894. We attribute the increase in sales and income from operations to a  new marketing campaign, which includes regular communication with the growers of seed, and to an increased efficiency of operations enabled by improvements resulting from capital expenditures that began during Fiscal 2001.

Fiscal Years Ended August 31, 2000, 1999 and 1998

Sales decreased 18% to $24,494,186 in Fiscal 2000, down from $29,102,273 in Fiscal 1999 and $26,178,514 in Fiscal 1998.

Gross profit decreased 1 0 % to $3,8 66,372 from $4, 288,024 in Fiscal 1999 and $3,391,558 in Fiscal 1998.

General and Administrative Expenses decreased 15% to $2,4 65,394 in Fiscal 2000 from $2,895,790 in Fiscal 1999 and $2,663,420 in Fiscal 1998.

Net Income rose to $6 08,679 in Fiscal 2000 from $592,509 in Fiscal 1999 and $91,033 in Fiscal 1998.

Basic EPS , before the three for two forward stock split in February 2003, was $0.60 in Fiscal 2000 versus $0.52 in Fiscal 1999 and $0.09 in Fiscal 1998.

Diluted EPS were $0.58 in Fiscal 2000 versus $0.51 in Fiscal 1999 and $0.08 in Fiscal 1998.

Jewett-Cameron Lumber Corporation

JCLC posted a 16% decrease in sales to $23.3 million in Fiscal 2000 as a result of a 42% decrease in the price of lumber and a drop in sales of approximately $6 million to a major customer. The reduction in sales to this major customer was primarily the result of a decrease in demand brought about by poor economic conditions.

JCLC’s income from operations decreased 5 % in Fiscal 2000 to $1, 250,539 compared with $1, 314,062 in Fiscal 1999 and $ 551,280 in Fiscal 1998.  The causes of the decrease are a combination of lower lumber prices and the loss in sales to the major customer mentioned above.

MSI-PRO CO.

The Fiscal 1997 renaming of the industrial tools under the " MSI-PRO CO. " label has continued to provide a better product identity and a more efficient use of marketing dollars.  Sales increased marginally in Fiscal 2000 to $1,111,833 following a marginal decrease in Fiscal 1999 when MSI-PRO CO. decided to focus upon more profitable products over sales growth.  Importantly, this business decision resulted in an operating profit of $150,123, up   from the $116,902 recorded a year earlier.

Jewett-Cameron South Pacific

JCSP posted a 59 5 % sales decrease to $45,602 continuing the 62% decrease for Fiscal 1999.

In Fiscal 1999 we made the decision to wind down our operations in Tonga. JCSP is now in a non-operating mode and all the inventory has been liquidated. There are no employees on site.

Liquidity and Capital Resources

Nine Months Ended May 31, 2003

As of May 31, 2003 we had working capital of $7,920,571, which represented an increase of $3,537,040 as compared to the working capital position of $4,383,531 as of August 31, 2002.  The primary reason for the increase in working capital was an increase of $5,186,907 in inventory; an increase in accounts receivable of  $223,185; and, an increase in prepaid expenses in the amount $169,014. Offsetting these increases in the asset accounts, on the liability side bank indebtedness increased by $4,499,214; however, accounts payable and accrued liabilities decreased by $2,690,487.

Our external sources of liquidity include a bank line from US Bank.  The total line of credit available is $8.0 million of which there was an outstanding balance on May 31, 2003 of $7,464,853 and an outstanding balance as of August 31, 2002 of $ 2,965,639.

Based on our current working capital position, our policy of retaining earnings, and the line of credit available to us, we feel that we have adequate working capital to meet our needs during the current fiscal year.

Fiscal Years Ended August 31, 2002 and 2001

Our working capital was $4,383,531 at 8/31/02 compared with $3,665,898 at 8/31/01.  Major working capital changes which occurred within our company during Fiscal 2002 were an increase in cash of $147,369; an increase in accounts receivable of $4,233,742; an increase in inventory of $2,296,756; an increase in prepaid expenses of $41,314; and, an increase in current liabilities of $6,001,548 consisting of an increase in bank indebtedness in the amount of $2,667,679 and an increase in accounts payable and accrued liabilities in the amount of $3,333,869. We are planning to utilize the total proceeds from this offering to reduce our outstanding debt. The changes, both negative and positive, in these components of the balance sheet all resulted from the addition of the business of Greenwood Products, Inc.

Our daily cash needs are met throughout the year by the bank line-of-credit of JCLC and from the daily operations associated with the normal course of our business.  JCLC has a bank line-of-credit of $8.0 million, which along with the working capital surplus is considered adequate to support our sales level anticipated for the coming year.

Our cash flows from Fiscal 2002 Operating Activities were $2,058,077, including the $837,024 Net Income.  Material adjustments included $287,102 of amortization/depreciation; deferred income taxes in the amount of $35,400; stock-based compensation in the amount of $20,340; an increase in accounts receivable in the amount of ($4,233,742); an increase in inventory in the amount of ($2,296,756); an increase in prepaid expenses in the amount of (($41,314); and, an increase in accounts payable and accrued liabilities in the amount of $3,333,869.

Our cash flows from Fiscal 2002 Investing Activities totaled ($328,276), consisting almost exclusively of assets associated with the purchase of the business and certain assets of Greenwood Forest Products, Inc. in February of 2002. (These assets were primarily in the category of office equipment and office supplies.)

Our cash flows from our 2002 Financing Activities included an increase in bank indebtedness of $2,667,679; Treasury shares acquired in the amount of ($175,059); and the issuance of capital stock for cash in the amount of $41,102. (The capital stock issued for cash was the result of the exercise of stock options by Directors of the Company.)

Our cash flows from our Fiscal 2001 Operating Activities totaled $1,607,011, including the $712,196 Net Income.  Material adjustments included $220,070 of amortization/depreciation; a gain of ($85,100) in deferred income taxes; a $676,396 decrease in accounts receivable; a $222,548 decrease in inventory; an increase in prepaid expenses of ($36,862); and, a decrease of ($102,237) in accounts payable and accrued liabilities.

Our cash flows from Fiscal 2001 Investing Activities totaled ($1,622,072), consisting almost exclusively of the purchase of the capital assets from AgriBioTech in the early part of the fiscal year.

Our cash flows from 2001 Financing Activities included an increase in bank indebtedness of $297,960 and Treasury shares acquired in the amount of($168,554).

Fiscal Years Ended August 31, 2000, 1999 and 1998

Cash p rovided by Fiscal 2000 Operating Activities totaled $ 560,034 , including the $6 08,679 Net Income.  Material adjustments included $125,323 of amortization/depreciation; $55,357 of Foreign exchange loss on debentures; $9 5 ,000 of Deferred income taxes; $73,118 of Loss on disposal of capital assets; ($ 90,838 ) of Increase in accounts receivable; ($32,360) in Increase in notes receivable; $ 44,260 in Decrease in inventory; and, ($3 55,161 ) in Decrease in accounts payable and accrued liabilities.

Cash Used in Fiscal 2000 Investing Activities totaled ($45,297).

Cash Used by Fiscal 2000 Financing Activities totaled ($ 530,409 ) including: ($442,526) used to acquire treasury shares and a $87,883 decrease in bank indebtedness.

Cash provided by Fiscal 1999 Operating Activities totaled ($599,186), including the $592,509 Net Income.  Material adjustments included $170,435 of amortization/depreciation; $165,440 of Write-down of trademarks; ($ 486,042 682,965) of Increase in accounts receivable; $3 81,968 23,287 of Decrease in inventory; ($679,438) of Decrease in bank indebtedness; and $406,026 of Increase in accounts payable and accrued liabilities

Cash Used in Fiscal 1999 Investing Activities totaled ($103,087).

Cash Used by Fiscal 1999 Financing Activities totaled ($325,079) including: $11,044 from the issuance of shares; and, ($336,123) used to acquire treasury shares and a $679,438 decrease in bank indebtedness .

Working capital was $4,6 09,358 at 8/31/00 compared with $4,181,467 at 8/31/99 and $3,650,171 at 8/31/98.  There were no major working capital changes during Fiscal 2000.

Major capital changes during Fiscal 1999 being an increase in accounts receivable of $486,042 and a decrease in inventory of $381,968, and a reduction in bank indebtedness of  $ 6 79,438 .

Accounts receivable were only slightly higher at 8/31/00 compared to 8/31/99.

Our cash position as of end of Fiscal 2000 decreased slightly to $208,277 from $223,949 at the beginning of the year.

Bank indebtedness at 8/31/00 was nil compared to $87,883 at 8/31/99 and $767,321 at 8/31/98.  Our daily cash needs are met throughout the year through the bank line-of-credit of JCLC.  JCLC has a bank line-of-credit of $ 8 million, which along with the working capital surplus is considered adequate to support our sales level anticipated for the coming year.

Effect Of Recent Accounting Pronouncements

In October 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which is applicable for financial statements issued for fiscal years beginning after December 15, 2001. SFAS No. 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,” and portions of APB Opinion No. 30, “Reporting the Results of  Operations.” This Statement also amends Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to eliminate the exception to consolidation for a temporarily controlled subsidiary. The adoption of SFAS No. 144 did not have a material impact on our financial position, results of operations, or cash flows.

In December 2002, the FASB issued SFAS No. 148, ”Accounting for Stock-Based Compensation — Transition Disclosure — an amendment of FAS 123.” This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation.” This Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. We have made the disclosures required by SFAS No. 148 in the first quarter of 2003. Accordingly, adoption of SFAS No. 148 will not impact our financial position, results of operations, or cash flows.

In November 2002, the EITF reached a consensus on Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. We do not believe that adoption of EITF Issue No. 00-21 will have an impact on the Company’s consolidated financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

---No Disclosure Necessary---

#

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The table below shows our directors; their respective ages; and, the date on which they become directors.

Table No. 4

Directors

Name	Age	Year First Elected

Donald M. Boone (1) (3)	63	July 1987
Jeffery J. Lowe (1) (2)	45	February 1995
James R. Schjelderup (1) (2)	48	July 1987
Stephanie Rink (1) (2)	44	July 2000

(1)  Member of Audit Committee.

(2)  Resident of Canada.

(3)  Resident of Oregon, USA.

The table below shows our officers; their positions and the year in which they were approved by our Board of Directors.

Table No. 5

Executive Officers

Name	Position	Date of Board Approval

Donald M. Boone	President, CEO, Treasurer	1987
Michael C. Nasser	Corporate Secretary	1987

Business Experience

Donald M. Boone has over thirty-eight years in sales and corporate management, including twenty-seven years affiliated with companies in the forest products industry.

Jeffery J. Lowe has been a corporate, commercial and securities attorney with Richards Buell Sutton of Vancouver, British Columbia, Canada since 1983.

Michael C. Nasser has over thirty-three years experience in sales and corporate management, including twenty-eight years affiliated with companies in the forest products industry.

James R. Schjelderup has many years experience in computers and corporate management.  He has been an independent computer consultant in the Vancouver, British Columbia, Canada area since 1988.

Stephanie Rink has over seventeen years experience in consulting to the management of businesses in the field of personal growth.  She has been an independent consultant in the Vancouver, British Columbia, Canada area since 1985 and she travels throughout North America and Europe presenting seminars in personal growth and personal development.

There have been no events during the last five years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director, executive officer, promoter or control person including:

a) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

b) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

c) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; and

d) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

There are no arrangements or understandings between any two or more Directors or Executive Officers, pursuant to which he/she was selected as a Director or Executive Officer.  There are no family relationships, material arrangements or understandings between any two or more Directors or Executive Officers.

Audit Committee Report

The Audit Committee’s functions are to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; review and monitor our policies relating to ethics and conflicts of interests; and discuss with management and the independent accountants our draft annual and quarterly financial statements and key accounting and/or reporting matters. The Board, in light of the increased responsibilities placed on the Audit Committee during 2002 by the Sarbanes-Oxley Act and the SEC, adopted an  Amended and Restated Charter in late 2002. With the exception of our President, all other current members of the Audit Committee are “independent” within the meaning of the new regulations from the SEC regarding audit committee membership. We currently have no “audit committee financial expert” who satisfies that definition under the Sarbanes-Oxley Act. We are currently in the process of recruiting an additional director who will be qualified to serve as an “audit committee financial expert,” but we have not yet found a candidate who is qualified and willing to serve in such capacity.

We do not have a compensation committee or other committees of the Board of Directors.

Executive Compensation

We have no formal plan for compensating our Directors for their service in their capacity as Directors.  The Board of Directors may award special remuneration to any Director undertaking any special services on behalf of the Company other than services ordinarily required of a Director.  No Director received any compensation for his services as a Director, including his committee participation and/or special assignments, other than indicated below.

We grant stock options to our Directors, Executive Officers and employees.

We established an Employee Stock Ownership Plan (“ESOP”) that covers all of our employees.

We have a 401K Plan the terms of which call for us to contribute 3% of the first $100,000 of each of our employee’s income to the Plan. Other than participation in our stock option plan and/or ESOP and/or 401K , no funds were set aside or accrued by us during Fiscal 2002 to provide pension, retirement or similar benefits for Directors or Executive Officers.

We have no plans or arrangements in respect of remuneration received or that may be received by Executive Officers of the Company in Fiscal 2003 to compensate these officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds US$60,000 per Executive Officer.

No Executive Officer/Director received other compensation in excess of the lesser of US$25,000 or 10% of such officer's cash compensation, and all Executive Officers/Directors as a group did not receive other compensation, which exceeded US$25,000 times the number of persons in the group or 10% of the compensation.

Except for our stock option plan, ESOP and 401K Plan we have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to the Company's Directors or Executive Officers.  However, Michael C. Nasser and Donald M. Boone receive a discretionary bonus.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee and none of our executive officers have a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

We have no written employment agreements.

The table below shows the amount of money that was paid to our two officers over the last three years.

Summary Compensation Table

                                                                                       Annual Compensation

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)

Donald M. Boone, President and CEO	2002	$36,000	Nil	Nil	Nil	Nil	Nil
	2001	$36,000	$30,000	Nil	Nil	Nil	Nil
	2000	$36,000	Nil	Nil	Nil	Nil	Nil
Michael C. Nasser, Corporate Secretary	2002	$177,000	$38,150	Nil	Nil	Nil	Nil
	2001	$143,750	Nil	Nil	Nil	Nil	Nil
	2000	$120,000	$55,728	Nil	Nil	Nil	Nil

Employee Stock Ownership Plan

We sponsor an employee stock ownership plan (“ESOP”) that covers all of our employees who live in the United States and who are employed by us on August 31st of each year and who have at least one thousand hours with our company in the twelve months preceding that date. The ESOP grants to participants in the plan certain ownership rights in, but not possession of, our common stock held by the Trustee of the Plan.  Shares of our common stock are allocated annually to participants in the ESOP pursuant to a prescribed formula.  We account for our ESOP in accordance with SOP-93-6 (Employers’ Accounting for Employee Stock Ownership Plans).  We record compensation expenses equal to the market price of our shares acquired on the open market.  ESOP compensation expense was $155,051, $82,530 and $79,141 for 2002, 2001 and 2000, respectively.  The ESOP shares allocated as of August 31, 2002 were 147,667 and as of August 31, 2001, the ESOP shares allocated were 131,000.

Stock Option Program

Stock Options to purchase securities from us can be granted to Directors and Employees of ours on terms and conditions acceptable to the regulatory authorities in Canada, notably the Toronto Stock Exchange, the Ontario Securities Commission and British Columbia Securities Commission.  We have no formal written stock option plan.

Under our stock option program, stock options for up to 10% of the number of our issued and outstanding common shares may be granted from time to time, provided that stock options in favor of any one individual may not exceed 5% of our issued and outstanding common shares.  No stock option granted under the stock option program is transferable by the optionee other than by will or the laws of descent and distribution, and each stock option is exercisable during the lifetime of the optionee only by such optionee.

The exercise price of all stock options granted under the stock option program must be at least equal to the fair market value (subject to regulated discounts) of such common shares on the date of grant, and the maximum term of each stock option may not exceed ten years and are determined in accordance with Toronto Stock Exchange ("TSE") guidelines.

The names and titles of our Directors and Executive Officers to whom outstanding stock options have been granted and the number of common shares subject to such options are set forth in Table No. 7 as of  8/26/03, as well as the number of options granted to Directors and all employees as a group.

 Stock Options Outstanding

Name	Number of Options Granted	Exercise Price per Option (Cdn$)	Expiration Date of Stock Option
Donald M. Boone	52,500	$2.83	8/06/2006
Michael C. Nasser	52,500	$2.83	8/06/2006
Total Officers/Directors (2 persons)	105,000
Total Employees/Consultants	0
Total Officers/Directors/Employees	105,000

Limitation of Liability and Indemnification

Our certificate of incorporation limits the personal liability of our board members for breaches by them of their fiduciary duties. Our bylaws also require us to indemnify our directors and officers to the fullest extent permitted by British Columbia law. British Columbia law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following acts:

Ÿ	any breach of their duty of loyalty to us or our stockholders;

Ÿ	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

Ÿ	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; and

Ÿ	any transaction from which the director derived an improper personal benefit.

Such limitation of liability may not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. In addition British Columbia laws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether indemnification would be permitted under British Columbia law. We currently maintain liability insurance for our directors and officers.

We intend to enter into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, will provide for indemnification of our directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of  Jewett-Cameron, arising out of such person’s services as a director or executive officer of ours, any subsidiary of ours or any other company or enterprise to which the person provided services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We are a publicly-owned corporation and our shares are owned by United States residents, Canadian residents, and residents of other jurisdictions.  Another corporation or any foreign government does not control us directly or indirectly.  There are no arrangements that may result in a change of control of our company.

We are aware of two individuals who own more than ten percent (10%) of our common stock. These two people are listed in the table below.

The table below also lists as of 8/19/03 all Directors and Executive Officers who beneficially own our voting securities and the amount of our voting securities owned by the Directors and Executive Officers as a group.

Shareholdings of Directors and Executive Officers

Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (#)
Common	Donald M. Boone (2)	448,785	28.2%
Common	Michael C. Nasser (3)	235,956	14.8%
	Total	684,741	43.0%

 (1) Addresses: c/o Jewett-Cameron Trading Company Ltd.

                   32775 NW Hillcrest, North Plains, Oregon  97133

(2) 52,500 represent currently exercisable stock options.

(3) 52,500 represent currently exercisable stock options.

#  Based on 1,538,408 shares outstanding as of 05/31/03 and

   currently exercisable stock options owned by each beneficial

   Stockholder.

(1) U.S. National Bank, Trustee for Jewett-Cameron Trading Co. Ltd. Employee Stock Option Plan and Trust is the holder of 147,667 common shares, which represents 14.5% of the issued and outstanding shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Private Placements of Equity Securities.    Since August 1, 1999, we have not completed any private placements of securities.

Other Transactions

Loans to Executive Officers.    We do not have any loans outstanding to any of our directors or executive officers.

Stock Options Granted to Directors and Executive Officers.    For more information regarding the grant of stock options to directors and executive officers, please see “Management—Director Compensation” and “—Executive Compensation.”

Indemnification and Insurance.    Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by British Columbia law. We intend to enter into indemnification agreements with all of our directors and executive officers and to purchase directors’ and officers’ liability insurance prior to the consummation of this offering. In addition, our certificate of incorporation will limit the personal liability of our board members for breaches by the directors of their fiduciary duties. See “Management--Limitation of Liability and Indemnification.”

Executive Compensation And Employment Agreements.  Please see "Management--Executive Compensation" and " Management---Stock Options" for additional information on compensation of our executive officers. Information regarding employment agreements with several of our executive officers is set forth under "Management--Employment Agreements."

LEGAL MATTERS

Issues as to the laws of the United States in connection with this Offering will be passed upon for the Company by Charles A. Cleveland, P.S., Attorney at Law, Suite 304, Rock Pointe Corporate Center, 1212 North Washington, Spokane, Washington, 99201-2401. Issues as to the laws of Canada and British Columbia in connection with this Offering will be passed upon for the Company by Richards Buell Sutton, Suite 700, 401 West Georgia Street, Vancouver, British, Columbia, V 6B 5A1 .

EXPERTS

Our financial statements as of the period ended August 31, 200 2 , included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Davidson & Company, independent chartered accountant s, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

 We have filed with the SEC, a registration statement on Form S-1 under the Securities Act with respect to the common shares offered in this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common shares, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a web site maintained by the SEC. The address of this site is http://www.sec.gov.

#

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are organized under the laws of British Columbia, Canada. In addition, some of its directors and officers reside outside the United States, and all or a substantial portion of their assets and its assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon its non-U.S. directors and officers or to recover against us, or its non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Further, no claim may be brought in Canada against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Canadian law and do not have force of law in Canada. A Canadian court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Canadian law. However, we may be served with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of common shares made hereby by serving CT Corporation System, its U.S. agent, irrevocably appointed for that purpose.

Further, we have been advised by Richards Buell Sutton t hat there are grounds upon which Canadian courts may not enforce judgments of U.S. courts. Because judgments of U.S. courts are not automatically enforceable in Canada , it may be difficult for you to recover against us based upon such judgments.

FEDERAL TAX CONSIDERATIONS TO NON-UNITED STATES HOLDERS

The following is a summary of certain material United States federal income and estate tax considerations to a non-United States holder (as defined below) relating to the acquisition, ownership and disposition of shares of common stock purchased in this offering, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on the Internal Revenue Code of 1986, as amended, or, the Code, final, temporary and proposed United States Treasury regulations promulgated thereunder, Internal Revenue Service rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This summary does not address all the tax consequences that may be relevant to certain non-United States holders in light of the holder’s particular circumstances and it is not intended to be applicable in all respects to all categories of non-United States holders, some of whom may be subject to special rules not discussed below. The discussion below deals only with shares of common stock held as “capital assets” within the meaning of the Code (generally, property held for investment), and does not address purchasers of the common stock that may be subject to special rules (including, without limitation, certain expatriates, financial institutions, tax-exempt organizations, insurance companies, dealers in securities or currencies, traders in securities, partnerships or other pass through entities, holders whose functional currency is not the United States dollar and persons that hold the common stock as part of a straddle, hedge, conversion or other integrated transaction). In addition, the following discussion does not address any state, local or foreign tax considerations that may be relevant to a non-United States holder’s decision to purchase, own or dispose of shares of common stock.

The rules governing the United States federal income and estate taxation of a non-United States holder are complex, and no attempt will be made herein to provide more than a summary of those rules. Special rules may apply to a non-United States holder that is a controlled foreign corporation, passive foreign investment company or foreign personal holding company and therefore subject to special treatment under the Code. NON-UNITED STATES HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS WITH REGARD TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

For purposes of the federal income tax portion of this summary, a “non-United States holder” is a beneficial owner of common stock that for United States federal income tax purposes is a nonresident alien or a corporation, trust or estate that is not (1) a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (2) an estate the income of which is subject to United States federal income taxation regardless of its source or (3) a trust (a) that is subject to the supervision of a court within the United States and one or more United States persons (as described in section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

For purposes of the federal estate tax portion of this summary, a “non-United States holder” is a beneficial owner of common stock who is an individual who is not a United States citizen and who is not domiciled in the United States and who is not otherwise a resident of the United States for federal income tax purposes. A person acquires a domicile in the United States by living in the United States, even for a brief period, with “no definite present intention” of later removing from the United States. If domicile exists in the United States, an intention to change domicile does not actually effect such a change unless accompanied by an actual removal from the United States.

Dividends on Common Stock

Generally, any dividends paid to a non-United States holder of common stock will be subject to United States federal income tax withholding at a rate of 30% of the amount of the dividend, or at a lower applicable income tax treaty rate. However, if the dividend is effectively connected with the conduct of a United States trade or business of a non-United States holder, and, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by such non-United States holder, a non-United States holder generally will be taxed in the same manner as a United States holder. An effectively connected dividend received by a corporate non-United States holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or, if applicable, a lower treaty rate). Even though an effectively connected dividend is subject to United States federal income tax, and may be subject to the branch profits tax, it is not subject to withholding tax (unless derived through a partnership) if the non-United States holder delivers Internal Revenue Service Form W-8ECI (or successor form) annually to us or our agent.

United States Treasury regulations require a non-United States holder to provide certain certifications under penalties of perjury that such holder is not a United States person in order to obtain treaty benefits (and avoid backup withholding as discussed below), a non-United States holder must deliver to us or our agent a properly executed IRS Form W-8BEN (or successor form).

A non-United States holder of common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

A non-United States holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of such holder’s common shares. Instead, the excess portion of the distribution will reduce the adjusted basis of the shares. A non-United States holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares, if the non-United States holder otherwise would be subject to tax on gain from the sale or disposition of common shares, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-United States holder unless (i) a lower treaty rate applies and the non-United States holder files Internal Revenue Service Form W-8BEN (or successor form) evidencing eligibility for that reduced rate with us or our agent; or (ii) the non-United States holder files Internal Revenue Service Form W-8ECI (or successor form) with us or our agent claiming that the distribution is effectively connected income. However, a non-United States holder may obtain a refund of amounts we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Sale, Exchange or Other Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized upon a sale, exchange or other disposition of common stock by a non-United States holder generally will not be subject to United States federal income tax unless:

(1)  the gain is effectively connected with a trade or business conducted by the non-United States holder in the United States, and, if certain tax treaties apply, is attributable to a permanent establishment in the United States maintained by such holder,

(2)  in the case of a non-resident individual who holds stock as a capital asset, the individual has been present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and certain other requirements are met, or

(3)  in the case of a non-United States holder who owns or has owned, actually or constructively, during the relevant statutory period more than 5% of our stock, we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other requirements are met.

Although there can be no assurance, we do not believe that we have been or currently are a “United States real property holding corporation”.

If the gain is effectively connected with a trade or business conducted by the non-United States holder in the United States, and, if certain tax treaties apply, is attributable to a permanent establishment in the United States maintained by such holder, the non-United States holder generally will recognize capital gain or loss equal to the difference between the amount of cash proceeds and the fair market value of any property received in the sale, exchange or other disposition and the non-United States holder’s adjusted tax basis in the shares of common stock sold, exchanged, or otherwise disposed.

Federal Estate Taxes

Common stock that is beneficially owned by an individual non-United States holder at the time of death will be included in the individual’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. The individual’s gross estate might also include the value of common stock which is held indirectly by the individual through one or more domestic or foreign entities. Non-United States holders are encouraged to consult their tax advisors regarding the inclusion of the value of the common stock in their gross estate in cases where it is owned indirectly through one or more entities.

Backup Withholding and Information Reporting

Dividends on common stock paid to a non-United States holder will generally be exempt from backup withholding tax, provided that non-United States holders meet applicable certification requirements or otherwise establish an exemption. Non-United States holders that fail to meet these requirements will be subject to backup withholding at the rate of 28%.

Payments of the proceeds from the sale of shares of common stock by or through the United States office of a broker will be subject to information reporting and backup withholding unless the non-United States holder certifies under penalties of perjury that it is a non-United States holder or otherwise establishes an exemption from information reporting and backup withholding.

Information reporting requirements and backup withholding tax generally will not apply to any payment of the proceeds of the sale of shares of common stock effected outside the United States by a foreign office of a “broker” (as defined in applicable United States Treasury Regulations). However, if the broker:

(1)  is a United States person,

(2)  derives 50% or more of its gross income from all sources for certain periods from the conduct of a United States trade or business,

(3)  is a controlled foreign corporation as to the United States, or

(4)  is a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or is a foreign partnership that is engaged in a trade or business in the United States,  payment of the proceeds will be subject to information reporting requirements and/or backup withholding tax unless the broker has documentary evidence in its records that the beneficial owner is a non-United States holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

Any amounts withheld from a payment to a non-United States holder under the backup withholding rules generally will be allowed as a credit against the non-United States holder’s United States federal income tax liability and may entitle the non-United States holder to a refund, provided that the required information is provided to the Internal Revenue Service.

Index to Consolidated Financial Statements

Audited Financial Statements

Independent Auditors’ Report

Consolidated Balance Sheets as at August 31, 2002 and 2001

Consolidated Statements of Operations for the Years Ended August 31, 2002, 2001, 2000

Schedule of Consolidated General And Administrative Expenses for the Years Ended August 31, 2002, 2001, 2000

Consolidated Statements of Stockholders’ Equity – Year Ended August 31, 1999 through August 31, 2002

Consolidated Statements of Cash Flows for the Years Ended August 31, 2002, 2001, 2000

Notes to the Consolidated financial Statements

#

WE  HAVE  NOT   AUTHORIZED  ANY  DEALER, SALESPERSON  OR OTHER  PERSON TO PROVIDE ANY     INFORMATION OR MAKE ANY REPRESENTATIONS  ABOUT JEWETT-CAMERON   TRADING COMPANY LTD. EXCEPT THE INFORMATION OR REPRESENTATIONS    CONTAINED   IN   THIS PROSPECTUS.   YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

This  prospectus  does not constitute an offer to sell, or a solicitation  of an offer to buy any securities: except the common stock offered by this prospectus; in any  jurisdiction  in which the offer or  solicitation  is not authorized; 5 00,000 SHARES OF COMMON STOCK in any jurisdiction  where the dealer or other salesperson is not qualified to ma ke the Jewett - Cameron Trading Company Ltd. offer or solicitation; to any  person  to  whom it is unlawful  to make the offer or solicitation to  any  person  who  is not a United States  resident or who is outside the jurisdiction of the United States.

The delivery of this  prospectus  or any accompanying sale does not imply that: there  have been no changes in the  affairs  of   Jewett  Cameron Trading Co. Ltd.  after  the  date of this prospectus; or the  information  contained in this   prospectus  is  correct after the date of this prospectus.

U ntil _____, 2003, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to de liver a prospectus.   This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

#

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 12. Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by the Registrant in connection with the issuance and distribution of the common shares being registered hereby. All of such expenses are estimates, other than the filing and listing fees payable to the Securities and Exchange Commission, and the National Association of Securities Dealers, Inc.

Filing Fee—Securities and Exchange Commission	$293

Fee—National Association of Securities Dealers	$850
Fees and Expenses of Counsel	4,000[1]
Printing Expenses	2,500 *
Fees and Expenses of Accountants	5,000 *
Blue Sky Fees and Expenses	5,000 *
Transfer Agent Fees and Expenses	$1,000
Miscellaneous Expenses	1,500 *

Total	$25,143 *

•

All expenses are estimated except the Commission filing fee.

[1] For purposes of Item 509, of Regulation S-K, Counsel retains a contingent interest for options to acquire approximately 15,000 shares of Common Stock of the Company, for certain legal services on behalf of the Company.

Item 14. Indemnification of Directors and Officers

Our articles of Incorporation provide that, pursuant to British Columbia law, each director shall not be liable for monetary damages for breach of the directors’ fiduciary duty as a director to the Company and its stockholders.  In addition, our bylaws provide that we   will indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by law.

Our Articles of Incorporation provide that no officer or director will be personally liable to us or any stockholder for damages for breach of fiduciary duty as a director or officer, except for ( i ) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or ( ii ) the payment of dividends in violation of the Corporation Law.  If the Corporation Law is amended or interpreted to eliminate or limit further the personal liability of directors or officers, then the liability to the full extent then so permitted.  There provisions in the Articles of Incorporation do not eliminate the fiduciary duties of the directors and officers and, in appropriate circumstances, equitable remedies such as injunctive relief or other forms of non-monetary relief will remain available under Oregon law.  In addition, these provisions do not affect responsibilities imposed under any other law, such as the federal securities laws or state or federal environmental laws.

Our Bylaws provide that we will indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted under British Columbia Law .  We believe that indemnification under our Bylaws covers at least negligence and gross negligence by indemnified parties and permits us to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

We believe that these provisions of the Articles of Incorporation and Bylaws and the indemnification agreements are necessary to attract and retain qualified persons as directors and officers.  Insofar as indemnification pursuant to the foregoing provisions against liabilities arising under  the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the Securities and Exchange Commission (the “Commission”), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Since August 1, 1999, the Company has not sold any securities.

Item 16. Exhibits and Financial Statement Schedules

3.1 Certificate of Incorporation

3.2 By-Laws

4.1 Specimen Certificate of Common Stock

4.2  Other Material Contracts

4.3 Form of Subscription Agreement

4.4  Select Dealer’s Agreement

5.1 Opinion of Counsel *

5.2 Opinion of Counsel *

23.1 Accountant's Consent to Use Opinion

23.2 Counsel's Consent to Use Opinion  *

23.3 Counsel's Consent to Use Opinion  *

	24.1	Power of Attorney (included as part of the signature pages for certain directors except as otherwise filed herein)
99.1	Form F-N*

* To be filed via amendment

Item 17. Undertakings

(a) Rule 415 Offering.

             The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form S-8 (§239.16b of this chapter) or Form F-3 (§239.33 of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registration is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by §210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of North Pla i ns, State of Oregon, on September 22 , 2003.

.

JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/ Donald M. Boone

President , Principal Executive Officer, CEO

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Donald M. Boone, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to  make any and all state securities law or Blue Sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature

Date

Title

/s/ Donald M. Boone	September 22 , 2003	President, CEO, Principal Executive Officer, Director

/s/ Michael C. Nasser	September 22, 2003	Secretary

/s/ Donald M. Boone	September 22, 2003	Principal Accounting Officer/Principal Financial Officer

/s/ Jeffrey J. Lowe	September 22, 2003	Director
/s/ James Schjelderup	September 22, 2003	Director
/s/ Stephanie Rink	September 22, 2003	Director

JEWETT-CAMERON TRADING COMPANY LTD.

CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

AUGUST 31, 2002

#

 DAVIDSON & COMPANY      Chartered Accountants          A Partnership of Incorporated Professionals

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Directors of

Jewett-Cameron Trading Company Ltd.

We have audited the consolidated balance sheets of Jewett-Cameron Trading Company Ltd. as at August 31, 2002 and 2001 and the consolidated statements of operations, general and administrative expenses, stockholders’ equity and cash flows for the years ended August 31, 2002, 2001 and 2000.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America.  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as at August 31, 2002 and 2001 and the results of its operations and cash flows for the years ended August 31, 2002, 2001 and 2000, expressed in U.S. dollars, in accordance with generally accepted accounting principles in the United States.  As required by the Company Act of British Columbia we report that, in our opinion, these principles have been applied on a consistent basis.

"DAVIDSON & COMPANY"

Vancouver, Canada	Chartered Accountants

October 11, 2002

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947  Fax (604) 687-6172

JEWETT-CAMERON TRADING COMPANY LTD.

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. Dollars)

AS AT AUGUST 31

		2002	2001

ASSETS

Current
Cash and cash equivalents		$ 469,991	$ 322,622
Accounts receivable, net of allowance of $310,000 (2001 - $315,000)		6,098,733	1,864,991
Inventory (Note 4)		4,696,783	2,400,027
Prepaid expenses		102,423	61,109

Total current assets		11,367,930	4,648,749

Capital assets (Note 5)		2,861,850	2,820,676
Deferred income taxes (Note 6)		171,900	207,300

Total assets		$ 14,401,680	$ 7,676,725

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Bank indebtedness (Note 7)		$ 2,965,639	$ 297,960
Accounts payable and accrued liabilities		4,018,760	684,891

Total current liabilities		6,984,399	982,851

Stockholders' equity
Capital stock (Note 8)
Authorized
20,000,000	Common shares, without par value
10,000,000	Preferred shares, without par value
Issued
1,005,662	Common shares (2001 – 1,074,162)	1,706,451	1,795,157
Additional paid-in capital		602,587	582,247
Retained earnings		5,365,515	4,817,666

		7,674,553	7,195,070
Less: Treasury stock – 44,700 common shares (2001 – 97,000)		(257,272)	(501,196)

Total stockholders' equity		7,417,281	6,693,874

Total liabilities and stockholders' equity		$ 14,401,680	$ 7,676,725

Contingent liabilities and commitments (Note 11)

On behalf of the Board:

	Director	Director

The accompanying notes are an integral part of these consolidated financial statements.

JEWETT-CAMERON TRADING COMPANY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in U.S. Dollars)

YEAR ENDED AUGUST 31

	2002	2001	2000

SALES	$ 43,625,125	$ 22,112,954	$ 24,494,186

COST OF SALES	36,506,764	17,880,550	20,627,814

GROSS PROFIT	7,118,361	4,232,404	3,866,372

OPERATING EXPENSES
General and administrative expenses – Schedule	5,776,345	3,487,045	2,520,751
Write-down of capital assets	-	-	73,118
Litigation settlement	-	-	150,000

	5,776,345	3,487,045	2,743,869

Income from operations	1,342,016	745,359	1,122,503

OTHER ITEMS
Interest and other income	1,041	14,002	28,640
Interest expense	(53,587)	(124,200)	(95,464)

	(52,546)	(110,198)	(66,824)

Income before income taxes	1,289,470	635,161	1,055,679

Income taxes (Note 6)
Current	417,046	8,065	352,000
Deferred	35,400	(85,100)	95,000

	452,446	(77,035)	447,000

Net income for the year	$ 837,024	$ 712,196	$ 608,679

Basic earnings per common share	$ 0.84	$ 0.72	$ 0.60

Diluted earnings per common share	$ 0.80	$ 0.70	$ 0.58

Weighted average number of common shares outstanding:
Basic	1,001,775	988,681	1,020,726
Diluted	1,052,383	1,023,421	1,054,070

The accompanying notes are an integral part of these consolidated financial statements.

JEWETT-CAMERON TRADING COMPANY LTD.

SCHEDULE OF CONSOLIDATED GENERAL AND ADMINISTRATIVE EXPENSES

(Expressed in U.S. Dollars)

YEAR ENDED AUGUST 31

	2002	2001	2000

Bad debt expense (recovery)	$ (2,991)	$ 68,698	$ 15,542
Depreciation and amortization	287,102	220,070	125,323
Foreign exchange loss (gain)	(422)	22,117	55,357
Insurance	133,738	122,620	73,627
Office and miscellaneous	312,684	253,914	190,436
Professional fees	169,402	98,020	116,278
Rent	90,142	5,804	-
Repairs and maintenance	41,205	43,599	53,341
Telephone and utilities	140,239	107,069	78,158
Travel, entertainment and advertising	234,940	189,297	152,459
Wages and employee benefits	3,998,763	2,129,468	1,557,038
Warehouse expenses and supplies	371,543	226,369	103,192

	$ 5,776,345	$ 3,487,045	$ 2,520,751

JEWETT-CAMERON TRADING COMPANY LTD.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(Expressed in U.S. Dollars)

YEAR ENDED AUGUST 31

	Common Stock		Treasury Shares
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-In Capital	Retained Earnings	Total

Balance, August 31, 1999	1,157,162	$ 1,932,097	61,900	$ (319,399)	$ 582,247	$ 3,789,134	$ 5,984,079

Net income for the year	-	-	-	-	-	608,679	608,679
Shares cancelled	(83,000)	(136,940)	-	-	-	-	(136,940)
Treasury shares acquired	-	-	86,600	(442,526)	-	-	(442,526)
Treasury shares cancelled	-	-	(83,000)	429,283	-	-	429,283
Premium relating to cancellation of share capital	-	-	-	-	-	(292,343)	(292,343)

Balance, August 31, 2000	1,074,162	1,795,157	65,500	(332,642)	582,247	4,105,470	6,150,232

Net income for the year	-	-	-	-	-	712,196	712,196
Treasury shares acquired	-	-	31,500	(168,554)	-	-	(168,554)

Balance, August 31, 2001	1,074,162	1,795,157	97,000	(501,196)	582,247	4,817,666	6,693,874

Net income for the year	-	-	-	-	-	837,024	837,024
Shares cancelled	(76,500)	(129,808)	-	-	-	-	(129,808)
Treasury shares acquired	-	-	24,200	(175,059)	-	-	(175,059)
Treasury shares cancelled	-	-	(76,500)	418,983	-	-	418,983
Premium relating to cancellation of share capital	-	-	-	-	-	(289,175)	(289,175)
Stock based compensation on repricing of employee stock options	-	-	-	-	20,340	-	20,340
Share options exercised	8,000	41,102	-	-	-	-	41,102

Balance, August 31, 2002	1,005,662	$ 1,706,451	44,700	$ (257,272)	$ 602,587	$ 5,365,515	$ 7,417,281

JEWETT-CAMERON TRADING COMPANY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. Dollars)

YEAR ENDED AUGUST 31

	2002	2001	2000

CASH FLOWS FROM OPERATING ACTIVITIES
Net income for the year	$ 837,024	$ 712,196	$ 608,679
Items not involving an outlay of cash:
Depreciation and amortization	287,102	220,070	125,323
Foreign exchange loss	-	-	55,357
Deferred income taxes	35,400	(85,100)	95,000
Loss on disposal of capital assets	-	-	73,118
Stock-based compensation	20,340	-	-

Changes in non-cash working capital items:
(Increase) decrease in accounts receivable	(4,233,742)	676,396	(90,838)
(Increase) decrease in inventory	(2,296,756)	222,548	44,260
(Increase) decrease in prepaid expenses	(41,314)	(36,862)	4,296
Increase (decrease) in accounts payable and accrued liabilities	3,333,869	(102,237)	(355,161)

Net cash provided by (used in) operating activities	(2,058,077)	1,607,011	560,034

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in bank indebtedness	2,667,679	297,960	(87,883)
Issuance of capital stock for cash	41,102	-	-
Treasury shares acquired	(175,059)	(168,554)	(442,526)

Net cash provided by (used in) financing activities	2,533,722	129,406	(530,409)

CASH FLOWS FROM INVESTING ACTIVITIES
Deposits	-	74,745	(400)
Purchase of capital assets	(328,276)	(1,696,817)	(44,897)

Net cash used in investing activities	(328,276)	(1,622,072)	(45,297)

Change in cash and cash equivalents	147,369	114,345	(15,672)

Cash and cash equivalents, beginning of year	322,622	208,277	223,949

Cash and cash equivalents, end of year	$ 469,991	$ 322,622	$ 208,277

Supplemental disclosures with respect to cash flows (Note 14)

The accompanying notes are an integral part of these consolidated financial statements.

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

AUGUST 31, 2002

1.

NATURE OF OPERATIONS

The Company was incorporated under the Company Act of British Columbia on July 8, 1987.

The Company through its subsidiaries operates out of facilities located in North Plains, Oregon and Ogden, Utah.  The Company operates as a wholesaler of lumber and building materials to home improvement centres located primarily in the Pacific and Rocky Mountain regions of the United States; as a processor and distributor of industrial wood and other specialty building products principally to original equipment manufacturers; as an importer and distributor of pneumatic air tools and industrial clamps throughout the United States, and as a processor and distributor of agricultural seeds in the United States.

2.

SIGNIFICANT ACCOUNTING POLICIES

Generally accepted accounting principles

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles of the United States of America, which are not materially different from generally accepted accounting principles utilized in Canada.

Principles of consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, The Jewett-Cameron Lumber Corporation, Jewett-Cameron Seed Co., Greenwood Products, Inc. and MSI-PRO Co., all of which are incorporated under the laws of Oregon, U.S.A.

Significant inter-company balances and transactions have been eliminated upon consolidation.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

The Company recognizes revenue from the sales of building supply products, industrial wood and other specialty products and tools, when the products are shipped and the ultimate collection is reasonably assured.  Revenue from the Company's seed operations is generated by the provision of seed processing, handling and storage services provided to seed growers, and by the sales of seed products.  Revenue from the provision of these services and products is recognized when the services have been performed and products sold and collection of the amounts is reasonably assured.

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

AUGUST 31, 2002

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Currency

These financial statements are expressed in U.S. dollars as the Company's operations are based predominately in the United States.  Any amounts expressed in Canadian dollars are indicated as such.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Inventory

Inventory is recorded at the lower of cost, based on the average cost method and net realizable value.

Capital assets and depreciation

Capital assets are recorded at cost and the Company provides for depreciation over the estimated life of each asset on a straight-line basis over the following periods:

Office equipment	5-7 years
Warehouse equipment	2-10 years
Buildings	5-30 years

Foreign exchange

The Company's functional currency for all operations worldwide is the U.S. dollar.  Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year.  Income statement accounts are translated at average rates for the year.  Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.  Gains and losses resulting from foreign currency translations are also included in current results of operations.

Earnings per share

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128").  Under SFAS 128, basic and diluted earnings per common share are to be presented. Basic earnings per common share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period. Diluted earnings per common share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

AUGUST 31, 2002

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Earnings per share (cont’d…)

The earnings per share data for the years ended August 31 is summarized as follows:

	2002	2001	2000

Net income for the year	$ 837,024	$ 712,196	$ 608,679

Basic earnings per share weighted average number
of common shares outstanding	1,001,775	988,681	1,020,726
Effect of dilutive securities
Stock options	50,608	34,740	33,344

Diluted earnings per share weighted average number of common shares outstanding	1,052,383	1,023,421	1,054,070

Employee stock option plan

Financial Accounting Standards Board statement No. 123 (Accounting for Stock-Based Compensation) encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans based on the fair value of options granted.  The Company has elected to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (Accounting for Stock Issued to Employees) and related interpretations and to provide additional disclosures with respect to the pro-forma effects of adoption had the Company recorded compensation expense as provided in SFAS 123.

In accordance with APB-25, compensation costs for stock options is recognized in income based on the excess, if any, of the quoted market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock.  Generally, the exercise price for stock options granted to employees equals or exceeds the fair market value of the Company's common stock at the date of grant, thereby resulting in no recognition of compensation expense by the Company.

Post retirement benefits

Post retirement benefits are accounted for on an accrual basis.  Any difference between net periodic post retirement benefit cost charged against income and the amount actually funded is recorded as an accrued or prepaid cost.  This policy is consistent with Financial Accounting Standards No. 106, "Employers Accounting for Post Retirement Benefits Other than Pensions".

Financial instruments

The Company uses the following methods and assumptions to estimate the fair value of each class of financial instruments for which it is practicable to estimate such values:

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

AUGUST 31, 2002

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Financial instruments (cont’d…)

Cash and cash equivalents

The carrying amount approximates fair value because of the short maturity of those instruments.

Accounts receivable

The carrying value of accounts receivable approximates fair value due to the short-term nature and historical collectability.

Bank indebtedness

The carry amount approximates fair value due to the short-term nature of the obligation.

Accounts payable

The carrying value of accounts payable approximates fair value due to the short-term nature of the obligations.

The estimated fair values of the Company's financial instruments are as follows:

	2002		2001
	Carrying Amount	Fair Value	Carrying Amount	Fair Value

Bank indebtedness	$ 2,965,639	$ 2,965,639	$ 297,960	$ 297,960
Cash and cash equivalents	469,991	469,991	322,622	322,622
Accounts receivable	6,098,733	6,098,733	1,864,991	1,864,991
Accounts payable and accrued liabilities	4,018,760	4,018,760	684,891	684,891

Income taxes

Income taxes are provided in accordance with SFAS No. 109, "Accounting for Income Taxes".  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

AUGUST 31, 2002

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Income taxes (cont’d…)

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

New accounting pronouncements

In June, 2001, the Financial Accounting Standards Board ("FASB") approved the issuance of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets".  SFAS No. 142 addresses the accounting for all purchased intangible assets, but not the accounting for internally developed intangible assets.  Goodwill will no longer be amortized but will be reviewed for impairment in accordance with SFAS No. 142.  SFAS No. 142 is effective for fiscal years beginning after December 15, 2001.  Early adoption is permitted for entities with fiscal years beginning after March 15, 2001.

In July 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets.  The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life.  SFAS 143 is required to be adopted effective January 1, 2003.

In August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" that supersedes SFAS No. 121 "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."  SFAS No. 144 is required to be adopted effective January 1, 2002.

In April 2002, FASB issued No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections".  SFAS No. 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect and eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Generally, SFAS No. 145 is effective for transactions occurring after May 15, 2002.

In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities" that nullifies Emerging Issues Task Force Issue No. 94-3 ("EITF Issue 94-3") "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)".  SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, whereby EITF Issue 94-3 had recognized the liability at the commitment date to an exit plan.  The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged.

The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

AUGUST 31, 2002

3.

BUSINESS COMBINATION AND ACQUISITION

On March 1, 2002, the Company entered into an agreement to acquire certain assets including inventory, equipment and a license to use all of the intangible assets of Greenwood Forest Products Inc. (“Greenwood”).  The cost of the acquisition was allocated as follows:

Furniture and equipment	$ 260,000
License	1,000

$ 261,000

The agreement also requires the Company to purchase approximately up to an additional $7,000,000 of inventory from Greenwood over the next two years of which $1,799,828 has been purchased at August 31, 2002. Greenwood is in the business of processing and distribution of industrial wood and other specialty building products, principally to original equipment manufacturers.

The unaudited pro forma financial information below gives effect to the consolidated results of operations as if the purchase of Greenwood by Jewett occurred on September 1, 2001.  This pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of future operations that would have been achieved had the acquisition of Greenwood’s assets taken place at September 1, 2001.  Pro forma information follows:

	2002	2001

Sales	$ 66,923,527	$ 63,702,837
Net income (net of income taxes)	1,034,098	633,710

Basic earnings per common share	$ 1.03	$ 0.64
Diluted earnings per common share	0.98	0.62

4.

INVENTORY

	2002	2001

Home improvement products	$ 3,862,811	$ 1,936,706
Air tools and industrial clamps	289,847	280,449
Agricultural seed products	544,125	182,872

	$ 4,696,783	$ 2,400,027

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

AUGUST 31, 2002

5.

CAPITAL ASSETS

	2002	2001

Office equipment	$ 488,108	$ 199,348
Warehouse equipment	669,274	651,581
Buildings	2,088,042	2,072,155
Land	851,568	845,632

	4,096,992	3,768,716

Accumulated depreciation	(1,235,142)	(948,040)

Net book value	$ 2,861,850	$ 2,820,676

In the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss will be recognized. Management's estimates of revenues, operating expenses, and operating capital are subject to certain risks and uncertainties which may affect the recoverability of the Company's investments.  Although management has made its best estimate of these factors based on current conditions, it is possible that changes could occur which could adversely affect management's estimate of the net cash flow expected to be generated from its operations.

6.

INCOME TAXES

A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory US federal income tax rate to income before income taxes is as follows:

	2002	2001	2000

Computed tax at the federal statutory rate of 34%	$ 438,420	$ 215,955	$ 358,931
State taxes, net of federal benefit	42,900	1,541	34,980
Stock based compensation	6,916	-	-
Depreciation	166	(7,612)	17,125
Operating loss carryforwards	(40,777)	(314,976)	(50,514)
Losses of subsidiary	-	36,133	82,444
Inventory reserve	1,092	10,244	-
Bad debt reserve	99	(26,329)	-
Other	3,630	8,009	4,034

Provision (benefit) for income taxes	$ 452,446	$ (77,035)	$ 447,000

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

AUGUST 31, 2002

6.

INCOME TAXES (cont'd…)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company's deferred tax assets and liabilities are as follows:

	2002	2001

Deferred tax assets:
Allowance for doubtful accounts	$ 117,098	$ 152,404
Difference between book and tax depreciation	54,802	54,896
Net operating loss carryforwards	186,719	246,476

Total deferred tax assets	358,619	453,776
Valuation allowance	(186,719)	(246,476)

Net deferred tax assets	$ 171,900	$ 207,300

The Company has provided a full allowance on the deferred tax asset relating to its Canadian net operating loss carryforwards due to the uncertainty of these being realized.

At August 31, 2002, the Company has available unused net operating losses of approximately $418,000 that may be applied against future taxable income.  These losses, if unutilized, will expire between 2003 and 2008.

7.

BANK INDEBTEDNESS

	2002	2001

Demand loan	$ 2,965,639	$ 297,960

The bank indebtedness is secured by an assignment of accounts receivable and inventory.  Interest is calculated at either prime or the libor rate plus 200 basis points.

8.

CAPITAL STOCK

Holders of common stock are entitled to one vote for each share held.  There are no restrictions that limit the Company's ability to pay dividends on its common stock.  The Company has not declared any dividends since incorporation.

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

AUGUST 31, 2002

8.

CAPITAL STOCK (cont’d…)

Treasury stock

Treasury stock is recorded at cost.  During fiscal 2002 and 2001, the Company repurchased 24,200 and 31,500 shares, respectively, at an aggregate cost of $175,059 and $168,554, respectively.

During the current year, the Company also cancelled 76,500 common shares (2001 – Nil) with an average cost of $418,983 (2001 - $Nil).  The premium paid to acquire these shares over their per share book value in the amount of $289,175 (2001 - $Nil) was recorded as a decrease to retained earnings.

9.

STOCK OPTIONS

The Company has a stock option plan under which stock options to purchase securities from the Company can be granted to directors and employees of the Company on terms and conditions acceptable to the regulatory authorities of Canada, notably the Toronto Stock Exchange ("TSE"), the Ontario Securities Commission and the British Columbia Securities Commission.  The Company has no formal written stock option plan.

In accordance with regulatory policies stock options for up to 10% of the number of issued and outstanding common shares may be granted from time to time, provided that stock options in favour of any one individual may not exceed 5% of the issued and outstanding common shares.  No stock option granted under the stock option program is transferable by the optionee other than by will or the laws of descent and distribution, and each stock option is exercisable during the lifetime of the optionee only by such optionee.

The exercise price of all stock options, granted under the stock option program, must be at least equal to the fair market value (subject to regulated discounts) of such common shares on the date of grant.

Proceeds received by the Company from exercise of stock options are credited to capital stock.

At August 31, 2002, employee incentive stock options were outstanding enabling the holders to acquire the following number of shares:

Number of Shares	Exercise Price	Expiry Date

70,000	Cdn$ 4.25	August 6, 2006
12,000	Cdn$ 7.50	April 30, 2003

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

AUGUST 31, 2002

9.

STOCK OPTIONS (cont’d…)

Following is a summary of the status of the plan during 2002, 2001 and 2000:

	Number of Shares	Weighted Average Exercise Price

Outstanding at August 31, 1999 and 2000	90,000	Cdn$ 5.14

Granted	-
Forfeited	-
Exercised	-
Expired	(12,000)	Cdn$ 8.25

Outstanding at August 31, 2001	78,000	Cdn$ 4.66

Granted	-
Forfeited	-
Repriced	12,000	Cdn$ 7.50
Exercised	(8,000)	Cdn$ 8.25
Expired	-

Outstanding at August 31, 2002	82,000	Cdn$ 4.73

Following is a summary of the status of options outstanding at August 31, 2002:

	Outstanding Options			Exercisable Options
Exercise Price	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

Cdn$4.25	70,000	3.93	Cdn$ 4.25	70,000	Cdn$ 4.25
Cdn$7.50	12,000	0.66	Cdn$ 7.50	12,000	Cdn$ 8.25

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

AUGUST 31, 2002

9.

STOCK OPTIONS (cont'd…)

The Company has elected to follow APB Opinion No. 25 (Accounting for Stock Issued to Employees) in accounting for its employee stock options.  Accordingly, compensation cost for stock options is measured as the excess, if any, of quoted market price of the Company's stock at the date of grant over the option price.  Stock based compensation recognized during the year ended August 31, 2002 was $20,340 (2001 - $Nil).  This amount was allocated to wages and employee benefits in the accompanying statement of operations.  If under Financial Accounting Standards Board Statement No. 123 (Accounting for Stock-Based Compensation) the Company determined compensation costs based on the fair value at the grant date for its stock options, net earnings and earnings per share would have been reduced to the following pro-forma amounts:

	2002	2001	2000

Net income for the year
As reported	$ 837,024	$ 712,196	$ 608,679

Pro forma	$ 827,052	$ 712,196	$ 608,679

Basic earnings per common share
As reported	$ 0.84	$ 0.72	$ 0.60

Pro forma	$ 0.83	$ 0.72	$ 0.60

Diluted earnings per common share
As reported	$ 0.80	$ 0.70	$ 0.58

Pro forma	$ 0.79	$ 0.70	$ 0.58

The weighted average estimated fair value of stock options granted during 2002, 2001 and 2000 were Cdn$3.98, Cdn$Nil, and Cdn$Nil per share, respectively.  These amounts were determined using the Black-Scholes option pricing model, which values options based on the stock price at the grant date, the expected life of the option, the estimated volatility of the stock, the expected dividend payments, and the risk-free interest rate over the expected life of the option.  The assumptions used in the Black-Scholes model were as follows for stock options granted in 2002:

	2002	2001	2000

Risk-free interest rate	3%	-	-
Expected life of the options	2 years	-	-
Expected volatility	41.62%	-	-
Expected dividend yield	-	-	-

The Black-Scholes option pricing model was developed for estimating the fair value of traded options that have no vesting restrictions and are fully transferable.  Because option valuation models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options, and the Company's options do not have the characteristics of traded options, so the option valuation models do not necessarily provide a reliable measure of the fair value of its options.

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

AUGUST 31, 2002

10.

EMPLOYEE STOCK OWNERSHIP PLAN

The Company sponsors an employee stock ownership plan ("ESOP") that covers all U.S. employees who are employed by the Company on August 31 of each year and who have at least one thousand hours with the Company in the twelve months preceding that date.  The ESOP grants to participants in the plan certain ownership rights in, but not possession of, the common stock of the Company held by the Trustee of the Plan.  Shares of common stock are allocated annually to participants in the ESOP pursuant to a prescribed formula.  The Company accounts for its ESOP in accordance with SOP-93-6 (Employers' Accounting for Employee Stock Ownership Plans).  The Company records compensation expense equal to the market price of the shares acquired on the open market.  Any dividends on allocated ESOP shares are recorded as a reduction of retained earnings.  ESOP compensation expense was $155,051, $82,530 and $79,141, for 2002, 2001 and 2000, respectively.  The ESOP shares as of August 31 were as follows:

	2002	2001

Allocated shares	147,667	131,000

11.

CONTINGENT LIABILITIES AND COMMITMENTS

a)

At August 31, 2002 and 2001, the Company had an un-utilized line-of-credit of approximately $2,000,000 and $4,500,000, respectively.

b)

On March 1, 2002 the Company entered into an agreement with Greenwood Forest Products, Inc. (“Greenwood”) to acquire certain assets of Greenwood.  The assets being acquired consist of nearly $7 million of inventory, purchased in seven installments over the next two years for a price equal to the seller’s cost plus 2%; furnishings, equipment and supplies for $260,000 payable at closing (paid); and a license to use all of the intangible assets of the seller for a five year term, with an option to purchase the intangible assets for a nominal amount of $1,000, payable at closing (paid).  To date, the Company has made the first two installments for the purchase of inventory in the amount of $1,799,828.  Subsequent to year end, the Company made the third installment for the purchase of inventory (Note 15).

Greenwood is in the business of processing and distribution of industrial wood and other specialty building products, principally to original equipment manufacturers.

12.

SEGMENTED INFORMATION

The Company has four principal operating segments: the sales of building materials and industrial wood products to home improvements centres and original equipment manufacturers in the United States; the sale of pneumatic air tools and industrial clamps in the United States; and the processing and sales of agricultural seeds in the United States.  These operating segments were determined based on the nature of the products offered.  Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly in deciding how to allocate resources and in assessing performance.  The Company evaluates performance based on several factors, of which the primary financial measure is business segment income before taxes.  The following tables show the operations of the Company's reportable segments.

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

AUGUST 31, 2002

12.

SEGMENTED INFORMATION (cont'd…)

In computing income from operations by industry segment, unallocable general and administrative expenses have been excluded from each segment's pre-tax operating earnings before interest expense and have been included in general corporate and other operations.

Following is a summary of segmented information for 2002, 2001 and 2000:

	2002	2001	2000

Sales to unaffiliated customers:
Building materials:
United States	$ 14,671,877	$ 19,369,153	$ 23,336,751
South Pacific	-	-	45,602
Industrial tools	776,545	919,169	1,111,833
Industrial wood products	25,561,520	-	-
Seed processing and sales	2,615,183	1,824,632	-

	$ 43,625,125	$ 22,112,954	$ 24,494,186

Income from operations:
Building materials:
United States	$ 427,496	$ 843,278	$ 1,250,539
South Pacific	-	(2,285)	(190,610)
Industrial tools	89,043	(23,981)	150,123
Industrial wood products	625,937	-	-
Seed processing and sales	249,526	35,894	-
General corporate	(49,986)	(107,547)	(87,549)

	$ 1,342,016	$ 745,359	$ 1,122,503

Identifiable assets:
Building materials:
United States	$ 5,990,039	$ 6,739,910	$ 6,456,978
South Pacific	-	-	247,907
Industrial tools	121,458	101,409	116,753
Industrial wood products	6,970,030	-	-
Seed processing and sales	1,303,549	815,699	-
General corporate	16,604	19,707	115,722

	$ 14,401,680	$ 7,676,725	$ 6,937,360

-  continued  -

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

AUGUST 31, 2002

12.

SEGMENTED INFORMATION (cont'd…)

	2002	2001	2000

Continued…

Depreciation and amortization:
Building materials:	$ 127,056	$ 220,070	$ 123,150
United States	-	-	2,173
South Pacific	-	-	-
Industrial tools	36,997	-	-
Industrial wood products	123,049	-	-
Seed processing and sales
	$ 287,102	$ 220,070	$ 125,323

Capital expenditures:
Building materials:
United States	$ 13,194	$ 60,296	$ 44,897
Industrial wood products	267,971	-	-
Seed processing and sales	47,111	1,636,521	-

	$ 328,276	$ 1,696,817	$ 44,897

Interest expense:
Building materials
United States	$ 53,587	$ 124,200	$ 95,464

	$ 53,587	$ 124,200	$ 95,464

During 2002, the Company made sales of $9,341,138 to a customer of the building material segments which were in excess of 10% of total sales for the year.

During 2001, the Company made sales of $8,934,216 and $6,739,543 to customers of the building material segments which were in excess of 10% of total sales for the year.

During 2000, the Company made sales of $8,756,105, $5,040,083, $3,782,656 and $3,215,835 to customers of the building material segments which were in excess of 10% of total sales for the year.

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

AUGUST 31, 2002

13.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.  The Company places its cash and cash equivalents with high quality financial institutions and limits the amount of credit exposure with any one institution.  The Company has concentrations of credit risk with respect to accounts receivable as large amounts of its accounts receivable are concentrated geographically in the United States amongst a small number of customers.  At August 31, 2002, one customer totalling $825,722 and at August 31, 2001 two customers totalling $419,817 and $1,056,600, respectively, accounted for accounts receivable greater than 10% of total accounts receivable.  The Company controls credit risk through credit approvals, credit limits, and monitoring procedures.  The Company performs credit evaluations of its commercial customers but generally does not require collateral to support accounts receivable.

14.

SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

	2002	2001	2000

Cash paid during the year for:
Interest	$ 53,587	$ 124,200	$ 95,464
Income taxes	272,631	-	423,457

Significant non-cash transaction in 2002:

The Company cancelled 76,500 treasury shares repurchased at a price of $418,983, which had an original cost of $129,808.  The difference between the original cost and purchase price of $289,175 was applied against retained earnings as a premium relating to cancellation of share capital.

There were no significant non-cash transactions in 2001.

Significant non-cash transaction in 2000:

The Company cancelled 83,000 treasury shares repurchased at a price of $429,283, which had an original cost of $136,940.  The difference between the original cost and purchase price of $292,343 was applied against retained earnings as a premium relating to cancellation of share capital.

15.

SUBSEQUENT EVENT

On September 16 and 17, 2002, the Company completed its third and fourth instalments for the purchase of Greenwood's inventory in the amount of $1,356,326.  To date, the Company has purchased $3,156,154 of inventory from Greenwood as set out in the asset purchase agreement.

JEWETT-CAMERON TRADING COMPANY LTD.

CONSOLIDATED FINANCIAL STATEMENTS

 (Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

MAY 31, 2003

JEWETT-CAMERON TRADING COMPANY LTD.

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollars)

	May 31, 2003	August 31, 2002
	(Unaudited)

ASSETS

Current
Cash and cash equivalents	$ 236,652	$ 469,991
Accounts receivable, net of allowance of $100,000 (August 31, 2002 - $310,000)	6,321,918	6,098,733
Inventory (Note 3)	9,883,690	4,696,783
Prepaid expenses	271,437	102,423

Total current assets	16,713,697	11,367,930

Capital assets (Note 4)	2,703,490	2,861,850

Deferred income taxes (Note 5)	176,000	171,900

Total assets	$ 19,593,187	$ 14,401,680

- Continued -

JEWETT-CAMERON TRADING COMPANY LTD.

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollars)

		May 31, 2003	August 31, 2002
		(Unaudited)

Continued…

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current
Bank indebtedness (Note 6)		$ 7,464,853	$ 2,965,639
Accounts payable and accrued liabilities		1,328,273	4,018,760

Total current liabilities		8,793,126	6,984,399

Notes payable (Note 7)		2,889,560	-

		11,682,686	6,984,399

Contingent liabilities and commitments (Note 11)

Stockholders’ equity
Capital stock (Note 8)
Authorized
20,000,000	common shares, without par value
10,000,000	preferred shares, without par value

Issued
1,538,408	common shares (August 31, 2002 – 1,508,493)	1,871,340	1,706,451

Additional paid-in capital		583,211	602,587
Retained earnings		5,768,421	5,365,515

		8,222,972	7,674,553
Less: Treasury stock – 76,550 common shares (August 31, 2002 – 67,050)		(312,471)	(257,272)

		7,910,501	7,417,281

Total liabilities and stockholders' equity		$ 19,593,187	$ 14,401,680

The accompanying notes are an integral part of these consolidated financial statements.

JEWETT-CAMERON TRADING COMPANY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in U.S. dollars)

(Unaudited - Prepared by Management)

	Three Month Period Ended May 31, 2003	Three Month Period Ended May 31, 2002	Nine Month Period Ended May 31, 2003	Nine Month Period Ended May 31, 2002

SALES	$ 14,998,178	$ 19,597,409	$ 40,497,696	$ 27,118,392

COST OF SALES	12,855,622	16,937,851	34,405,165	22,538,306

GROSS PROFIT	2,142,556	2,659,558	6,092,531	4,580,086

OPERATING EXPENSES
General and administrative – Schedule	1,713,558	2,180,886	5,247,664	3,808,059

Income from operations	428,998	478,672	844,867	772,027

OTHER ITEMS
Interest and other income	1,400	-	1,590	491
Interest expense	(109,574)	(18,645)	(211,250)	(20,360)

	(108,174)	(18,645)	(209,660)	(19,869)

Income before income taxes	320,824	460,027	635,207	752,158

Income tax expense	(105,101)	(133,600)	(232,301)	(260,600)

Net income for the period	$ 215,723	$ 326,427	$ 402,906	$ 491,558

Basic earnings per share	$ 0.15	$ 0.23	$ 0.28	$ 0.34

Diluted earnings per share	$ 0.14	$ 0.21	$ 0.27	$ 0.32

Weighted average number of common shares outstanding:
Basic	1,461,298	1,447,629	1,455,304	1,449,923
Diluted	1,508,841	1,526,880	1,506,151	1,524,718

The accompanying notes are an integral part of these consolidated financial statements.

JEWETT-CAMERON TRADING COMPANY LTD.

CONSOLIDATED SCHEDULES OF GENERAL AND ADMINISTRATIVE EXPENSES

(Expressed in U.S. dollars)

(Unaudited - Prepared by Management)

	Three Month Period Ended May 31, 2003	Three Month Period Ended May 31, 2002	Nine Month Period Ended May 31, 2003	Nine Month Period Ended May 31, 2002

Bad debt recovery	$ (99,094)	$ -	$ (208,620)	$ (2,949)

Depreciation	83,183	78,807	241,684	202,269

Foreign exchange (gain) loss	(2,197)	28	(2,060)	(787)

Insurance	35,329	92,221	115,785	149,761

Office and miscellaneous	89,844	142,604	301,186	248,198

Professional fees	50,387	57,891	166,446	106,145

Rent	51,571	41,313	143,475	41,313

Repairs and maintenance	6,011	14,234	12,323	31,368

Telephone and utilities	43,571	43,424	134,898	101,163

Travel, entertainment and advertising	109,683	72,566	257,748	165,525

Warehouse expenses and supplies	157,106	97,696	486,677	215,387

Wages and employee benefits	1,188,164	1,540,102	3,598,122	2,550,666

	$ 1,713,558	$ 2,180,886	$ 5,247,664	$ 3,808,059

JEWETT-CAMERON TRADING COMPANY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars)

(Unaudited - Prepared by Management)

	Three Month Period Ended May 31, 2003	Three Month Period Ended May 31, 2002	Nine Month Period Ended May 31, 2003	Nine Month Period Ended May 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$ 215,723	$ 326,427	$ 402,906	$ 491,558
Items not involving an outlay of cash:
Bad debt recovery	(99,094)	-	(208,620)	-
Depreciation	83,183	78,808	241,684	202,269
Deferred income tax	(131,300)	-	(4,100)	23,000
Stock-based compensation expense (recovery)	(8,512)	-	(19,376)	20,340

Changes in non-cash working capital items:
Increase in accounts receivable	(548,258)	(5,547,402)	(14,565)	(4,944,100)
(Increase) decrease in inventory	1,257,274	(154,037)	(2,297,347)	(1,204,559)
Increase in prepaid expenses	(58,476)	34,446	(169,014)	(100,402)
Increase (decrease) in accounts payable and accrued liabilities	(1,048,706)	3,513,726	(2,690,487)	3,298,823

Net cash used in operating activities	(338,166)	(1,748,032)	(4,758,919)	(2,213,071)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of capital stock for cash	-	-	164,889	41,102
Treasury shares acquired	(7,495)	(28,337)	(55,199)	(167,938)
Bank indebtedness	436,352	2,023,376	4,499,214	2,666,692

Net cash provided by financing activities	428,857	1,995,039	4,608,904	2,539,856

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of capital assets	(51,576)	(284,215)	(83,324)	(313,555)
Deposits	-	(14,400)	-	(14,400)

Net cash used in investing activities	(51,576)	(298,615)	(83,324)	(327,955)

Change in cash and cash equivalents	39,115	(51,608)	(233,339)	(1,170)

Cash and cash equivalents, beginning of period	197,537	373,060	469,991	322,622

Cash and cash equivalents, end of period	$ 236,652	$ 321,452	$ 236,652	$ 321,452

Supplemental disclosure with respect to cash flows (Note 14)

The accompanying notes are an integral part of these consolidated financial statements.

JEWETT-CAMERON TRADING COMPANY LTD.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

	Common Stock		Treasury Shares
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-In Capital	Retained Earnings	Total

Balance, August 31, 2002	1,508,493	$ 1,706,451	67,050	$ (257,272)	$ 602,587	$ 5,365,515	$ 7,417,281

Net income for the period	-	-	-	-	-	402,906	402,906
Private placement	12,860	106,100	-	-	-	-	106,100
Shares issued for ESOP	7,083	58,789	-	-	-	-	58,789
Treasury shares acquired	-	-	6,800	(55,199)	-	-	(55,199)
Stock based compensation recovery	-	-	-	-	(19,376)	-	(19,376)
Adjustment for 3:2 stock split	9,972	-	2,700	-	-	-	-

Balance, May 31, 2003	1,538,408	$ 1,871,340	76,550	$ (312,471)	$ 583,211	$ 5,768,421	$ 7,910,501

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

MAY 31, 2003

1.

NATURE OF OPERATIONS

The Company was incorporated under the Company Act of British Columbia on July 8, 1987.

The Company through its subsidiaries operates out of facilities located in Portland, Oregon, North Plains, Oregon and Ogden, Utah.  The Company operates as a wholesaler of lumber and building materials to home improvement centres located primarily in the Pacific and Rocky Mountain regions of the United States; as a processor and distributor of industrial wood and other specialty building products principally to original equipment manufacturers; as an importer and distributor of pneumatic air tools and industrial clamps throughout the United States, and as a processor and distributor of agricultural seeds in the United States.

2.

SIGNIFICANT ACCOUNTING POLICIES

Generally accepted accounting principles

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles of the United States of America, which are not materially different from generally accepted accounting principles utilized in Canada.

In the opinion of management, the accompanying consolidated financial statements contain all adjustments necessary (consisting only of normal recurring accruals) to present fairly the financial information contained therein.  These consolidated financial statements do not include all disclosures required by generally accepted accounting principles in the United States of America and should be read in conjunction with the audited consolidated financial statements of the Company for the year ended August 31, 2002.  The results of operations for the period ended May 31, 2003 are not necessarily indicative of the results to be expected for the year ending August 31, 2003.

Principles of consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, The Jewett-Cameron Lumber Corporation, Jewett-Cameron Seed Co., Greenwood Products, Inc. and MSI-PRO Co., all of which are incorporated under the laws of Oregon, U.S.A.

Significant inter-company balances and transactions have been eliminated upon consolidation.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

#

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

MAY 31, 2003

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Revenue recognition

The Company recognizes revenue from the sales of building supply products, industrial wood and other specialty products and tools, when the products are shipped, title passes and the ultimate collection is reasonably assured.  Revenue from the Company's seed operations is generated by the provision of seed processing, handling and storage services provided to seed growers, and by the sales of seed products.  Revenue from the provision of these services and products is recognized when the services have been performed and products sold and collection of the amounts is reasonably assured.

Currency

These financial statements are expressed in U.S. dollars as the Company's operations are based predominately in the United States.  Any amounts expressed in Canadian dollars are indicated as such.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Inventory

Inventory is recorded at the lower of cost, based on the average cost method, and net realizable value.

Capital assets and depreciation

Capital assets are recorded at cost less accumulated depreciation and the Company provides for depreciation over the estimated life of each asset on a straight-line basis over the following periods:

Office equipment	5-7 years
Warehouse equipment	2-10 years
Buildings	5-30 years

Foreign exchange

The Company's functional currency for all operations worldwide is the U.S. dollar.  Non-monetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year.  Statement of operations accounts are translated at average rates for the year.  Gains and losses resulting from foreign currency translations are included in current results of operations.

#

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

MAY 31, 2003

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Earnings per share

In February 1997, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128").  Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period. Diluted earnings per share take into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

A reconciliation of the basic and diluted weighted average number of common shares outstanding for the periods ended May 31 is summarized as follows:

	Three Month Period Ended May 31, 2003	Three Month Period Ended May 31, 2002	Nine Month Period Ended May 31, 2003	Nine Month Period Ended May 31, 2002

Basic earnings per share weighted
average number of shares outstanding	1,461,298	1,447,629	1,455,304	1,449,923
Effect of dilutive securities
Stock options	47,543	79,251	50,847	74,795

Diluted earnings per share weighted average number of shares outstanding	1,508,841	1,526,880	1,506,151	1,524,718

Employee stock option plan

Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”) encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans based on the fair value of options granted.  The Company has elected to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations and to provide additional disclosures with respect to the pro-forma effects of adoption had the Company recorded compensation expense as provided in SFAS 123.

In accordance with APB 25, compensation costs for stock options is recognized in income based on the excess, if any, of the quoted market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock.  Generally, the exercise price for stock options granted to employees equals or exceeds the fair market value of the Company's common stock at the date of grant, thereby resulting in no recognition of compensation expense by the Company.

#

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

MAY 31, 2003

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Employee stock option plan (cont’d…)

The Company accounts for stock based compensation associated with the repricing of employee stock options in accordance with the provisions of FASB Interpretation No. 44, “ Accounting for Certain Transactions involving Stock Compensation ” (“FIN 44”).  For accounting purposes, the repricing of existing stock options requires variable accounting for the new options granted from the date of modification.  Variable accounting requires that the intrinsic value, being the excess of the current market price at the end of each reporting period in excess of the exercise price of the repriced options, be expensed as non-cash stock based compensation expense, until such time as the repriced options are exercised, expire or are otherwise forfeited.  Any increase in the intrinsic value of the repriced options will decrease reported earnings, and any subsequent decreases in value will increase reported earnings.

If under SFAS 123 the Company determined compensation costs based on the fair value at the grant date for its stock options, net earnings and earnings per share would have been reduced to the following pro-forma amounts:

	Three Month Period Ended May 31, 2003	Three Month Period Ended May 31, 2002	Nine Month Period Ended May 31, 2003	Nine Month Period Ended May 31, 2002

Net income
As reported	$ 215,723	$ 326,427	$ 402,906	$ 491,558

Add: Total stock-based employee compensation expense included in income, as reported determined under APB 25, net of related tax effects	(8,512)	-	(19,376)	20,340

Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	-	-	-	(30,312)

Pro forma	$ 207,211	$ 326,427	$ 383,530	$ 481,586

Basic earnings per share
As reported	$ 0.15	$ 0.23	$ 0.28	$ 0.34

Pro forma	$ 0.14	$ 0.23	$ 0.26	$ 0.33

Diluted earnings per share
As reported	$ 0.14	$ 0.21	$ 0.27	$ 0.32

Pro forma	$ 0.14	$ 0.21	$ 0.25	$ 0.32

#

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

MAY 31, 2003

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Financial instruments

The Company uses the following methods and assumptions to estimate the fair value of each class of financial instruments for which it is practicable to estimate such values:

Cash and short-term investments

The carrying amount approximates fair value because of the short-term maturity of those instruments.

Accounts receivable

The carrying value of accounts receivable approximates fair value due to the short-term nature and historical collectability.

Accounts payable and accrued liabilities

The carrying value of accounts payable approximates fair value due to the short-term nature of the obligations.

Bank indebtedness

The carrying amount approximates fair value due to the short-term nature of the obligation.

Notes payable

The fair value of the Company’s note payable is estimated based on current rates offered to the Company for debt of the same remaining maturities.

The estimated fair values of the Company's financial instruments are as follows:

	May 31, 2003		August 31, 2002
	Carrying Amount	Fair Value	Carrying Amount	Fair Value

Cash and cash equivalents	$ 236,652	$ 236,652	$ 469,991	$ 469,991
Accounts receivable	6,321,918	6,321,918	6,098,733	6,098,733
Bank indebtedness	7,464,853	7,464,853	2,965,639	2,965,639
Accounts payable and accrued liabilities	1,328,273	1,328,273	4,018,760	4,018,760
Notes payable	2,889,560	2,889,560	-	-

#

JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

MAY 31, 2003

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Comparative figures

Certain comparative figures have been reclassified to conform with the presentation adopted for the current period.

Income taxes

Income taxes are provided in accordance with Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes".  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Shipping and handling costs

The Company incurs certain expenses related to preparing, packaging and shipping its products to its customers, mainly third-party transportation fees. All costs related to these activities are included as a component of cost of goods sold in the consolidated statement of operations. All costs billed to the customer are included as revenue in the consolidated statement of operations.

New accounting pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) approved the issuance of Statements of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”).  SFAS 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment.  The statement is effective for fiscal years beginning after December 15, 2001, and is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date.  Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of this statement (resulting from a transitional impairment test) are to be reported as resulting from a change in accounting principle.  Under an exception to the date at which this statement becomes effective, goodwill and intangible assets acquired after June 30, 2001, will be subject immediately to the non-amortization and amortization provisions of this statement.

In June 2001, FASB issued Statements of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”) that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets.  The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life.  SFAS 143 is required to be adopted effective January 1, 2003.

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JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

MAY 31, 2003

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

New accounting pronouncements (cont’d…)

In August 2001, FASB issued Statements of Financial Accounting Standards No. 144, “Accounting for the Impairment on Disposal of Long-lived Assets” (“SFAS 144”), which supersedes Statements of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of”.  SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell.  Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction.  SFAS 144 is effective for fiscal years beginning after December 15, 2001, and, generally, its provisions are to be applied prospectively.

In April 2002, FASB issued Statements of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (“SFAS 145”).  SFAS 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect and eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Generally, SFAS 145 is effective for transactions occurring after May 15, 2002.

In June 2002, FASB issued Statements of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”) that nullifies Emerging Issues Task Force No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)” (“EITF 94-3”).  SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, whereby EITF 94-3 had recognized the liability at the commitment date to an exit plan.  The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged.

In October 2002, FASB issued Statements of Financial Accounting Standards No. 147, “Accounting of Certain Financial Institutions – an amendment of FASB Statements No. 72 and 44 and FASB Interpretation No. 9” (“SFAS 147”).  SFAS 147 requires the application of the purchase method of accounting to all acquisitions of financial institutions, except transactions between two or more mutual enterprises.  SFAS 147 is effective for acquisitions for which the date of acquisition is on or after October 1, 2002.

In December 2002, FASB issued Statements of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of FASB Statement No. 123” (“SFAS 148”).  SFAS 148 amends FASB Statement No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  In addition, SFAS 148 amends the disclosure requirements of FASB Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.  SFAS 148 is effective for fiscal years ending after December 15, 2002.

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JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

MAY 31, 2003

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

New accounting pronouncements (cont’d…)

In April 2003, FASB issued Statements of Financial Accounting Standards No. 149 “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (“SFAS 149”).  SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities”.  SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003.

In May 2003, FASB issued Statements of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”).  SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.  SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003.

The adoption of these new pronouncements is not expected to have a material effect on the Company's consolidated financial position or results of operations.

3.

INVENTORY

	May 31, 2003	August 31, 2002

Home improvement and wood products	$ 8,981,535	$ 3,862,811
Air tools and industrial clamps	260,312	289,847
Agricultural seed products	641,843	544,125

	$ 9,883,690	$ 4,696,783

4.

CAPITAL ASSETS

	May 31, 2003	August 31, 2002

Office equipment	$ 563,666	$ 488,108
Warehouse equipment	681,670	669,274
Buildings	2,085,241	2,088,042
Land	851,568	851,568

	4,182,145	4,096,992
Accumulated depreciation	(1,478,655)	(1,235,142)

Net book value	$ 2,703,490	$ 2,861,850

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JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

MAY 31, 2003

4.

CAPITAL ASSETS (cont’d…)

In the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss will be recognized. Management's estimates of revenues, operating expenses, and operating capital are subject to certain risks and uncertainties which may affect the recoverability of the Company's assets.  Although management has made its best estimate of these factors based on current conditions, it is possible that changes could occur which could adversely affect management's estimate of the net cash flow expected to be generated from its operations.

5.

DEFERRED INCOME TAXES

Deferred income taxes of $176,000 (August 31, 2002 - $171,900) relate principally to temporary differences between the accounting and tax treatment of income, expenses, reserves and depreciation.

6.

BANK INDEBTEDNESS

	May 31, 2003	August 31, 2002

Demand loan	$ 7,464,853	$ 2,965,639

Bank indebtedness is secured by an assignment of accounts receivable and inventory.  Interest is calculated at either prime or the LIBOR rate plus 190 basis points.

7.

NOTES PAYABLE

	May 31, 2003	August 31, 2002

Note payable bears interest at the U.S. prime rate plus 2% per annum and is due September 15, 2004 or on demand thereafter	$ 2,376,896	$ -

Note payable bears interest at the U.S. prime rate plus 2% per annum and is due September 15, 2004 or on demand thereafter	512,664	-

Balance, end of year	$ 2,889,560	$ -

8.

CAPITAL STOCK

Holders of common stock are entitled to one vote for each share held.  There are no restrictions that limit the Company's ability to pay dividends on its common stock.  The Company has not declared any dividends since incorporation.

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JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

MAY 31, 2003

8.

CAPITAL STOCK (cont’d…)

Holders of common stock are entitled to one vote for each share held.  There are no restrictions that limit the Company's ability to pay dividends on its common stock.  The Company has not declared any dividends since incorporation.

On February 28, 2003, the Company implemented a 3:2 stock split on its common shares.  The number of shares outstanding increased from 1,025,605 common shares to 1,538,408 common shares.  The ending balance of all share and per share amounts have been restated to give retroactive recognition to the stock split for all periods presented.

Treasury stock

Treasury stock is recorded at cost.  During the periods ended May 31, 2003 and 2002, the Company repurchased 5,400 (8,100 post 3:2 stock split) and 1,400 shares during the period ended May 31, 2003 and 23,400 (35,100 post 3:2 stock split) shares during the period ended May 31, 2002 at an aggregate cost of $55,199 and $167,938, respectively.

9.

EMPLOYEE STOCK OWNERSHIP PLAN

The Company sponsors an employee stock ownership plan ("ESOP") that covers all U.S. employees who are employed by the Company on August 31 of each year and who have at least one thousand hours with the Company in the twelve months preceding that date.  The ESOP grants to participants in the plan certain ownership rights in, but not possession of, the common stock of the Company held by the Trustee of the Plan.  Shares of common stock are allocated annually to participants in the ESOP pursuant to a prescribed formula.  The Company accounts for its ESOP in accordance with SOP 93-6 “Employers' Accounting for Employee Stock Ownership Plans”.  The Company records compensation expense equal to the market price of the shares acquired on the open market.  Any dividends on allocated ESOP shares are recorded as a reduction of retained earnings.

10.

STOCK BASED COMPENSATION EXPENSE

Stock options

The Company has a stock option plan under which stock options to purchase securities from the Company can be granted to directors and employees of the Company on terms and conditions acceptable to the regulatory authorities of Canada, notably the TSX Exchange ("TSX"), the Ontario Securities Commission and the British Columbia Securities Commission.

Under the stock option program, stock options for up to 10% of the number of issued and outstanding common shares may be granted from time to time, provided that stock options in favour of any one individual may not exceed 5% of the issued and outstanding common shares.  No stock option granted under the stock option program is transferable by the optionee other than by will or the laws of descent and distribution, and each stock option is exercisable during the lifetime of the optionee only by such optionee.

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JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

MAY 31, 2003

10.

STOCK BASED COMPENSATION EXPENSE (cont…d)

Stock options (cont’d…)

The exercise price of all stock options, granted under the stock option program, must be at least equal to the fair market value (subject to regulated discounts) of such common shares on the date of grant.

Proceeds received by the Company from exercise of stock options are credited to capital stock.

Following is a summary of the status of options outstanding at May 31, 2003:

	Number of Shares	Weighted Average Exercise Price
	(Adjusted for 3:2 stock split)	(Adjusted for 3:2 stock split)

Outstanding at August 31, 2001	117,000	Cdn$ 3.11
Repriced	18,000	Cdn$ 5.00
Exercised	(12,000)	Cdn$ 5.50

Outstanding at August 31, 2002	123,000	Cdn$ 3.15
Expired	(18,000)	Cdn$ 5.00

Outstanding at May 31, 2003	105,000	Cdn$ 2.83

	Outstanding Options			Exercisable Options
Exercise Price	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
	(Adjusted for 3:2 stock split)			(Adjusted for 3:2 stock split)

Cdn$ 2.83	105,000	3.18	Cdn$ 2.83	105,000	Cdn$ 2.83

During the period ended May 31, 2003, $19,376 was recovered for stock based compensation as a result of the quarterly recalculation of the options that were repriced during fiscal 2002.  Stock based compensation recognized during the period ended May 31, 2002 was $20,340.  These amounts were allocated to wages and employee benefits in the accompanying consolidated statement of operations.

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JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

MAY 31, 2003

10.

STOCK BASED COMPENSATION EXPENSE (cont…d)

Stock options (cont’d…)

The weighted average estimated fair value of stock options granted and repriced during the periods ended May 31, 2003 and 2002 were Cdn$Nil and $3.98 per share, respectively.  These amounts were determined using the Black-Scholes option pricing model, which values options based on the stock price at the grant date, the expected life of the option, the estimated volatility of the stock, the expected dividend payments, and the risk-free interest rate over the expected life of the option.  The assumptions used in the Black-Scholes option pricing model were as follows for stock options granted and repriced:

	May 31, 2003	May 31, 2002

Risk-free interest rate	-	3%
Expected life of the options	-	2 years
Expected volatility	-	41.62%
Expected dividend yield	-	-

11.

CONTINGENT LIABILITIES AND COMMITMENTS

a)

On March 1, 2002, the Company entered into an agreement with Greenwood Forest Products, Inc. (“Greenwood”) to acquire certain assets of Greenwood.  The assets being acquired consist of nearly $7 million of inventory, purchased in seven installments over the next two years for a price equal to the seller’s cost plus 2%; furnishings, equipment and supplies for $260,000 payable at closing (paid); and a license to use all of the intangible assets of the seller for a five year term, with an option to purchase the intangible assets for a nominal amount of $1,000, payable at closing (paid).  During the period ended May 31, 2003, the Company completed the final inventory installment purchase by acquiring inventory from Greenwood in the amount of $2,889,560.

b)

At May 31, 2003, the Company had an unutilized line-of-credit of approximately $693,000.

12.

SEGMENT INFORMATION

The Company has four principal operating segments: the sales of building materials and industrial wood products to home improvements centres and original equipment manufacturers in the United States; the sale of pneumatic air tools and industrial clamps in the United States; and the processing and sales of agricultural seeds in the United States.  These operating segments were determined based on the nature of the products offered.  Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly in deciding how to allocate resources and in assessing performance.  The Company evaluates performance based on several factors, of which the primary financial measure is business segment income before taxes.  The following tables show the operations of the Company's reportable segments.

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JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

MAY 31, 2003

12.

SEGMENT INFORMATION (cont’d…)

Following is a summary of segmented information for the nine month periods:

	May 31, 2003	May 31, 2002

Sales to unaffiliated customers:
Building materials	$ 5,032,048	$ 10,921,222
Industrial tools	668,414	576,387
Industrial wood products	33,113,434	13,709,870
Seed processing services and sales	1,683,800	1,910,913

	$ 40,497,696	$ 27,118,392

Income (loss) from operations:
Building materials	$ (114,138)	$ 382,948
Industrial tools	62,795	55,711
Industrial wood products	867,444	203,404
Seed processing services and sales	41,950	173,847
General corporate	(13,184)	(43,883)

	$ 844,867	$ 772,027

Identifiable assets:
Building materials	$ 7,328,499	$ 6,802,538
Industrial tools	110,013	123,613
Industrial wood products	11,207,605	6,175,974
Seed processing services and sales	937,580	908,208
General corporate	9,490	16,969

	$ 19,593,187	$ 14,027,302

Depreciation:
Building materials	$ 190,629	$ 202,269
Industrial wood products	51,055	-

	$ 241,684	$ 202,269

Capital expenditures:
Building materials	$ 25,552	$ 26,283
Industrial wood products	45,390	267,792
Seed processing services and sales	14,210	19,480

	$ 85,152	$ 313,555

-continued -

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JEWETT-CAMERON TRADING COMPANY LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

MAY 31, 2003

12.

SEGMENT INFORMATION (cont'd…)

	May 31, 2003	May 31, 2002

Continued…

Interest expense:
Building materials	$ -	$ 20,360
Industrial wood products	211,250	-

	$ 211,250	$ 20,360

For the nine month periods ended May 31, 2003 and 2002 the Company made sales of $4,316,412 (2002 - $6,931,865) and $Nil (2002 - $2,491,255) to customers of the building material segments which were in excess of 10% of total sales for the nine month periods.

13.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.  The Company places its cash and cash equivalents with high quality financial institutions and limits the amount of credit exposure with any one institution.  The Company has concentrations of credit risk with respect to accounts receivable as large amounts of its accounts receivable are concentrated geographically in the United States amongst a small number of customers.  At May 31, 2003, no customers accounted for total accounts receivable greater than 10%.  At May 31, 2002, one customer totalling $701,180 accounted for accounts receivable greater than 10% of total accounts receivable.  The Company controls credit risk through credit approvals, credit limits, and monitoring procedures.  The Company performs credit evaluations of its commercial customers but generally does not require collateral to support accounts receivable.

14.

SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

	May 31, 2003	May 31, 2002

Cash paid during the period for:
Interest	$ 211,250	$ 20,360
Income taxes	-	-

Significant non-cash transactions for the nine month periods ended May 31, 2003 and 2002 consisted of the Company acquiring inventory by issuing a note payable in the amount of $2,889,560 (2002 - $Nil).

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